________________________________________________________________________________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM 8-K/A
                               (AMENDMENT NO. 1)

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): July 22, 2004

                             TRIARC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                   1-2207                  38-0471180
    (State or other             (Commission              (IRS Employer
    jurisdiction of             File Number)          Identification No.)
     incorporation)

            280 Park Avenue
           New York, New York                    10017
(Address of principal executive offices)       (Zip Code)

       Registrant's telephone number, including area code: (212) 451-3000

                                       N/A
                       ----------------------------------
                       (Former name or former address, if
                           changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
________________________________________________________________________________

    This Form 8-K/A of Triarc Companies, Inc. ('Triarc' and, together with its subsidiaries, the 'Company') constitutes Amendment No. 1 to Triarc's Current Report on Form 8-K (the 'Original Form 8-K') which was filed with the Securities and Exchange Commission on July 22, 2004. This amendment has been prepared in conformity with the requirements of Form 8-K, as amended by the Securities and Exchange Commission effective August 23, 2004. This amendment furnishes information required by Items 9.01 (a) and 9.01 (b) (formerly Items 7 (a) and 7
(b), respectively) omitted from the Original Form 8-K.

    This Current Report on Form 8-K/A contains or incorporates by reference certain statements that are not historical facts, including, most importantly, information concerning possible or assumed future results of operations of the Company. Those statements, as well as statements preceded by, followed by, or that include the words 'may,' 'believes,' 'expects,' 'anticipates,' or the negation thereof, or similar expressions, constitute 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act of 1995 (the 'Act'). All statements that address operating performance, events or developments that are expected or anticipated to occur in the future, including statements relating to revenue growth, earnings per share growth or statements expressing general optimism about future operating results, are forward-looking statements within the meaning of the Act. These forward-looking statements are based on our current expectations, speak only as of the date thereof and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in the forward-looking statements contained herein. Such factors include, but are not limited to, the following:

    o competition, including pricing pressures, the potential impact of competitors' new units on sales by Arby's'r' restaurants and consumers' perceptions of the relative quality, variety and value of the food products offered;

    o success of operating initiatives;

    o development costs;

    o advertising and promotional efforts;

    o brand awareness;

    o the existence or absence of positive or adverse publicity;

    o new product and concept development by the Company and its competitors, and market acceptance of such new product offerings and concepts;

    o changes in consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, french fries or other foods or the effects of food-borne illnesses such as 'mad cow disease' and avian influenza or 'bird flu';

    o changes in spending patterns and demographic trends;

    o the business and financial viability of key franchisees;

    o the timely payment of franchisee obligations due to the Company;

    o availability, location and terms of sites for restaurant development by the Company and its franchisees;

    o the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development;

    o delays in opening new restaurants or completing remodels;

    o anticipated or unanticipated restaurant closures by the Company and its franchisees;

    o the ability to identify, attract and retain potential franchisees with sufficient experience and financial resources to develop and operate Arby's restaurants;
                                                                               2

    o changes in business strategy or development plans, and the willingness of franchisees to participate in the Company's strategy;

    o business abilities and judgment of the Company's and franchisees' management and other personnel;

    o availability of qualified restaurant personnel to the Company and to franchisees;

    o the Company's ability, if necessary, to secure alternative distribution of supplies of food, equipment and other products to Arby's restaurants at competitive rates and in adequate amounts, and the potential financial impact of any interruptions in such distribution;

    o adverse weather conditions;

    o changes in commodity (including beef), labor, supplies and other operating costs and availability and cost of insurance;

    o significant reductions in the Company's client assets under management (and thus in the Company's management fee revenue), due to such factors as weak performance of the Company's investment products (either on an absolute basis or relative to the Company's competitors), substantial illiquidity or volatility in the fixed income instruments that the Company trades, loss of key portfolio management personnel, reduced investor demand for alternative fixed income investment products, and loss of investor confidence due to adverse publicity;

    o increased competition from other alternative fixed income investment managers;

    o pricing pressure on the management fees that the Company can charge for its investment advisory services;

    o difficulty in increasing assets under management, or managing existing assets, due to market-related constraints on trading capacity;

    o the removal of the Company as investment manager of one or more of the collateralized debt obligations ('CDOs') it manages, or the reduction in the Company's CDO management fees because of payment defaults by issuers of the underlying collateral;

    o availability, terms (including changes in interest rates) and deployment of capital;

    o changes in national, regional and local economic, market, business or political conditions in the countries and other territories in which the Company and its franchisees operate;

    o changes in government regulations, including franchising laws, investment management regulations, accounting standards, environmental laws, minimum wage rates and taxation rates;

    o the costs, uncertainties and other effects of legal, environmental and administrative proceedings;

    o the impact of general economic conditions on consumer spending, including a slower consumer economy and the effects of war or terrorist activities;

    o our ability to identify appropriate acquisition targets in the future and to successfully integrate any future acquisitions into our existing operations; and

    o other risks and uncertainties affecting the Company referred to in Triarc's most recent Annual Report on Form 10-K and its other current and periodic filings with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond our control.

    Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We will not undertake and specifically decline any obligation to release publicly the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.
                                                                               3

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

    The financial statements, together with the notes thereto, of the business acquired, reflecting the historical results of Deerfield & Company LLC ('Deerfield') required by this part, are set forth below.

(i) Audited consolidated financial statements of Deerfield for the year ended December 31, 2002.
(ii) Audited consolidated financial statements of Deerfield for the year ended December 31, 2003.
(iii) Unaudited consolidated financial statements of Deerfield for the six months ended June 30, 2003.
(iv) Unaudited consolidated financial statements of Deerfield for the six months ended June 30, 2004.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                       Consolidated Financial Statements

                          Year ended December 31, 2002

                                    CONTENTS

Report of Independent Registered Public Accounting Firm.....    6

Consolidated Financial Statements

Consolidated Balance Sheet..................................    7
Consolidated Statement of Operations........................    8
Consolidated Statement of Members' Equity...................    9
Consolidated Statement of Cash Flows........................   10
Notes to Consolidated Financial Statements..................   11

            Report of Independent Registered Public Accounting Firm

To the Members of
  Deerfield & Company LLC

We have audited the accompanying consolidated balance sheet of Deerfield & Company LLC (an Illinois limited liability company) as of December 31, 2002, and the related consolidated statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Deerfield & Company LLC at December 31, 2002, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Chicago, Illinois

March 7, 2003

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                           Consolidated Balance Sheet

                               December 31, 2002

ASSETS
Cash and cash equivalents                                     $ 7,812,462
Incentive and management fees receivable                        5,892,380
Notes receivable                                                5,000,000
Notes receivable from employee                                    307,341
Investments, at fair value                                      3,354,088
Fixed assets (net of accumulated depreciation and
  amortization of $3,194,708)                                   1,333,114
Intangible assets (net of accumulated amortization of
  $513,028)                                                       256,513
Other assets                                                        2,269
                                                              -----------
Total assets                                                  $23,958,167
                                                              -----------
                                                              -----------

LIABILITIES AND MEMBERS' EQUITY
Accrued expenses                                              $ 7,285,783
Notes payable                                                   8,898,191
Payable to former member                                          750,000
                                                              -----------
Total liabilities                                              16,933,974
Members' equity (including accumulated other comprehensive
  loss of $1,408,412)                                           7,024,193
                                                              -----------
Total liabilities and members' equity                         $23,958,167
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Operations

                          Year ended December 31, 2002

Revenues:
    Management fees                                           $20,209,534
    Incentive fees                                              8,348,739
    Interest and dividends                                        472,978
    Other income                                                1,860,903
                                                              -----------
                                                               30,892,154

Expenses:
    Compensation and benefits                                  19,005,144
    Travel and promotional                                      1,522,300
    Data fees                                                   1,019,654
    Depreciation and amortization                                 813,315
    Office and occupancy                                          688,230
    Legal and professional                                        501,791
    Other expenses                                              1,730,879
                                                              -----------
Total expenses                                                 25,281,313
                                                              -----------
Net income                                                    $ 5,610,841
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Consolidated Statement of Members' Equity

                          Year ended December 31, 2002

                                           MEMBERS' EQUITY
                                       CLASS A          CLASS B           TOTAL
                                     ---------------------------------------------

Balance, January 1, 2002             $ 2,719,028       $ 105,605       $ 2,824,633
Equity-based compensation                     --          (2,869)           (2,869)
Change in unrealized appreciation
  on investments available for sale   (1,246,824)       (161,588)       (1,408,412)
Net income                             4,967,107         643,734         5,610,841
                                     ---------------------------------------------
Balance, December 31, 2002           $ 6,439,311       $ 584,882       $ 7,024,193
                                     ---------------------------------------------
                                     ---------------------------------------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 5,610,841
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Depreciation and amortization                                 813,315
    Noncash compensation                                          132,835
Decrease in incentive and management fees receivable               40,720
Decrease in other assets                                           32,257
Increase in accrued expenses                                    1,920,624
Decrease in payable to former member                             (750,000)
                                                              -----------
Net cash provided by operating activities                       7,800,592

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments                                       (6,262,500)
Proceeds from sale of investment                                1,500,000
Purchases of fixed assets                                        (170,016)
                                                              -----------
Net cash used in investing activities                          (4,932,516)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable                         6,250,000
Repayment of notes payable                                     (4,436,179)
                                                              -----------
Net cash provided by financing activities                       1,813,821
                                                              -----------
Net increase in cash and cash equivalents                       4,681,897
Cash and cash equivalents, beginning of year                    3,130,565
                                                              -----------
Cash and cash equivalents, end of year                        $ 7,812,462
                                                              -----------
                                                              -----------

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                 $   140,118
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Notes to Consolidated Financial Statements

1. ORGANIZATION AND NATURE OF BUSINESS

Deerfield & Company LLC (the Company), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. The Company has two classes of membership interests, Class A and Class B, with rights as described in the third amended and restated operating agreement of Deerfield & Company LLC (the Operating Agreement). Class A is owned by Sachs Capital Management LLC (SCM) and SLA Investments, Inc. (SLA), and has 100% of the voting rights in the Company. As of December 31, 2002, there are three owners of Class B membership interests, which have no voting privileges. Two of the three Class B members have profits only interests.

The Company is the parent of two wholly-owned subsidiaries: Deerfield Capital Management LLC, (DCM); and Badger Protection Services, Ltd. (Badger). DCM serves as the trading advisor for five fixed income investment funds and three private investment accounts (hereafter referred to collectively as the Funds). Badger is a company which provides credit enhancement to investors in one of the Funds managed by the Company. Additionally, DCM is a collateral manager for 13 collateralized debt obligations (CDO), collateralized loan obligations (CLO), and collateralized bond obligations (CBO) (hereafter referred to collectively as the CDOs). DCM earns management and incentive fees for the services provided to the Funds and the CDOs. As of December 31, 2002, the Company had approximately $7.2 billion in assets under management.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For financial statement reporting purposes, the Company considers cash and all highly liquid investments, including money market accounts and commercial paper, with a maturity of 90 days or less to be cash and cash equivalents.

FIXED ASSETS

Office equipment, including computer equipment, is depreciated over five years using the straight-line method. Office furniture is depreciated over seven years using the straight-line method. Leasehold improvements are depreciated over the remaining life of the lease using the straight-line method.

INVESTMENTS

Investments in limited partnerships are accounted for under the equity method of accounting. Investments in preferred shares of CDOs are recorded at fair value, and classified as securities available-for-sale. Unrealized gains and losses on securities available-for-sale are recorded as a separate component of members' equity.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

Management fees are received from the Funds and CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs, and are based upon the net asset values of the Funds and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with Emerging Issues Task Force Topic D-96, 'Accounting for Management Fees Based on a Formula,' the Company does not recognize these fees as revenue until all contingencies have been removed.

Incentive fees are received from the Funds and certain of the CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs, and are based upon the performance of the funds and CDOs. Incentive fees are recognized as revenues when the amounts are fixed and determinable.

Incentive income and other expenses include amounts earned or incurred under arrangements with certain investors or guarantors in the CDOs the Company manages. Income and expense is recorded when earned or incurred and is recorded gross, except under circumstances where the income and expense are contractually required to be settled with a net payment to or from the counterparty.

Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis and includes accretion of interest on certain investments in accordance with EITF Issue No. 99-20, 'Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.'

Other income primarily includes structuring and warehousing fees earned by the Company for services provided to CDOs or placement agents for the CDOs. These fees are recorded when earned.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Income taxes are not provided for as the income (loss) of the Company is includable in the returns of the Class A and Class B members. The Company records Illinois state replacement tax expense, as applicable, in the consolidated statement of operations.

Pursuant to Treasury Regulation Section 301.7701, the subsidiaries of the Company have elected to be disregarded as separate entities for U.S. tax purposes and are, therefore, treated as branches of the Company.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002 the FASB issued Interpretation No. 45 (FIN 45), 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,' which expands the disclosure requirements to be made by a guarantor in its financial statements regarding its obligations under certain guarantees that it has issued. FIN 45 also requires, under certain circumstances, the recognition, at the inception of a guarantee, of a liability for the fair value of the obligation as a result of issuing the guarantee. The recognition provisions of FIN 45 are effective for any guarantees issued or modified after December 31, 2002, while the disclosure requirements are currently effective. The Company has adopted the disclosure requirements of FIN 45 and is in the process of evaluating the impact of the remaining provisions.

In January 2003 the FASB issued Interpretation No. 46, 'Consolidation of Variable Interest Entities,' which provides new criteria for determining whether or not consolidation accounting is required by a variable interest holder in certain entities. The Interpretation may require the Company to consolidate financial information for certain of the Funds and CDOs it manages. This Interpretation is effective for Funds and CDOs created after January 31, 2003; otherwise, it is applicable for the annual reporting period beginning
January 1, 2004. If applicable, the Interpretation would require the Company to consolidate a Fund or CDOs assets and liabilities, and results of operations, with a minority interest recorded for the ownership share applicable to other investors. The effect of such

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

consolidation would not change the net income or loss of the Company. Where consolidation is not required, additional disclosures may be required. FIN 46 is effective immediately for variable interest entities created after January 31, 2003, and on July 1, 2003, for investments in variable interest entities acquired before February 1, 2003. The Company is in the process of evaluating the impact of FIN 46.

3. INVESTMENTS

The Company's investments at December 31, 2002, were comprised of an investment in a limited partnership and an investment in preferred shares of a CDO for which it provides management services. The following is a summary of the Company's investments at December 31, 2002:

                                                                    VALUE
                                                                    -----
           Available-for-sale:
             Investment in CDO preferred shares
               (cost $4,250,000)                                  $3,341,412
           Equity method:
             Investment in limited partnership                        12,676
                                                                  ----------
                                                                  $3,354,088
                                                                  ----------
                                                                  ----------

4. FIXED ASSETS

The Company's fixed assets at December 31, 2002, are summarized as follows:

           Computer equipment and software                        $ 3,189,815
           Leasehold improvements                                     673,633
           Office furniture and fixtures                              664,374
                                                                  -----------
                                                                    4,527,822
           Less: Accumulated depreciation and amortization         (3,194,708)
                                                                  -----------
                                                                  $ 1,333,114
                                                                  -----------
                                                                  -----------

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

5. LEASE COMMITMENTS

The Company has a sublease agreement (the agreement) to lease office facilities through May 30, 2007. In conjunction with the agreement, a standby letter of credit has been issued by a financial institution to the sublessor in the amount of $600,000. The Company pledged a $600,000 cash balance as collateral against the standby letter of credit. Under the agreement, beginning January 1, 1999, the standby letter of credit and related collateral can be reduced by $50,000 per year until the standby letter of credit reaches $400,000. At December 31, 2002, the pledged collateral was approximately $404,000, and was included in cash and cash equivalents on the balance sheet. The balance of the letter of credit facility is $400,000 as of December 31, 2002. Management does not believe the standby letter of credit will be utilized. Rent expense for 2002 was approximately $485,000.

Future base lease commitments on the Company's operating leases are as follows:

                 2003                                               $  468,236
                 2004                                                  462,983
                 2005                                                  472,730
                 2006                                                  482,477
                 2007                                                  205,093
                                                                    ----------
                                                                    $2,091,519
                                                                    ----------
                                                                    ----------

6. NOTES RECEIVABLE AND NOTES PAYABLE

The Company manages a private synthetic CLO for an investment banking firm (the Investor). A guarantor (the Guarantor), unrelated to the Company and the Investor, has provided a guarantee against losses in the CLO to the Investor (the guarantee agreement) for up to the first $50 million of the Investor's principal losses. As a premium for the guarantee, the Guarantor receives all of the residual cash flows from the CLO. The Guarantor does not have any direct investment in the CLO and will only make payments in the event of a principal loss, as defined in the CLO's guarantee agreement with the Guarantor.

As a condition of entering into a collateral management agreement with the CLO, the Company has entered into agreements with the Guarantor and another counterparty (the Counterparty) to share in the guarantee agreement with the

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

Guarantor up to 10% of the total guaranteed amount (e.g. maximum loss guarantee of $5 million). The Company's share of the first $50 million of losses in CDO will be on a pro rata basis, up to $5 million. Under the agreement with the Guarantor, the Company has deposited $5,000,000 in escrow (the escrow account) for the benefit of the Guarantor evidenced by a note receivable from the Guarantor with a principal amount of $5,000,000, recorded as a note receivable on the consolidated balance sheet. Interest on the note receivable is equal to 10% of the Guarantor's guarantee fee premium and 100% of the amounts earned on the amount in escrow. In the event of any payment by the Guarantor under the guarantee agreement, the Company's share will be taken from the escrow account and the note receivable will be forgiven by the Company in the amount of 10% of the guarantee payments made by the Guarantor.

To offset its exposure under the guarantee, the Company entered into a separate agreement with a third party counterparty (the Counterparty), under which the Counterparty agreed to make payments to the Company in the event it has to fund the Guarantor under the agreement described above. Under the agreement with the Counterparty, the Company received $5,000,000, which was utilized to fund the escrow account and issued a note payable to the Counterparty in the amount of $5,000,000. Interest on the note payable is equal to the interest on the note receivable from the Guarantor, except that only 50% of any amounts in excess of LIBOR plus 4% are payable to the Counterparty. In the event of any forgiveness of the note receivable from the Guarantor, as described above, an equal amount of the Company's note payable to the Counterparty will be forgiven by the Counterparty. The Company has pledged its future senior management fees from two other CDOs it manages as collateral for payment of any amounts owed to the Counterparty.

Separate from the above transaction, during 2002, the Company financed its purchase of preferred shares of one of the CDOs for which it provides management services by issuing a non-recourse note to an investment banking firm for $6,250,000, which bears interest at LIBOR, and has no stated maturity. The preferred shares are pledged as collateral against the note, and all management fees earned by the Company for managing the underlying assets of the CDO and any distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

During 2002, the Company recorded interest on the note of $57,944 and repaid $2,409,753 of principal and interest. At December 31, 2002, the balance of the note was $3,898,191.

7. MEMBERS' EQUITY

Effective January 1, 2001, a Class B member of the Company resigned and redeemed his 5.74% ownership interest in the Company. The Company paid the member $2,230,460 in accordance with the terms of the Operating Agreement. The member was also paid $769,540 to sign a three-year noncompete agreement, which is being amortized over three years. This amount is recorded as an intangible asset, net of accumulated amortization, on the consolidated balance sheet. As of December 31, 2002, the remaining amount due the member is $750,000, which is recorded as a payable to former member on the consolidated balance sheet. The final redemption payment will be made on December 31, 2003. If the former member fails to abide by any covenant set forth in the noncompete agreement, any future redemption payment will no longer be due and the Company shall be entitled to the return of any previous redemption payments made.

Effective January 1, 1999, an individual was granted a Class B interest constituting a .5% ownership interest in the Company. In accordance with Accounting Principles Bulletin No. 25, 'Accounting for Stock Issued to Employees' (APB 25), and FASB Interpretation No. 44, 'Accounting for Certain Transactions involving Stock Compensation -- an interpretation of APB Opinion No. 25' (FIN 44), variable plan accounting applies to this grant, and noncash compensation expense is recorded for changes in the value of the grant, as determined by the Operating Agreement. During 2002, the value of the employee's interest decreased approximately $72,000, which was recorded as a decrease to compensation expense and to the employee's member equity account.

Effective January 1, 2002, Class B nonvoting Profits Only Interests representing an 11% membership interest in the Company were granted to two employees. The employees' interest in future profits was fully vested at the date of grant. The employees' earnings payout value, as defined in the Operating Agreement, cliff

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

7. MEMBERS' EQUITY (CONTINUED)

vests on their 20th anniversary of employment with the Company. These grants are accounted for under the variable plan accounting rules of APB 25 and FIN 44, and amortized compensation expense is recorded for changes in the employees' earnings pay out value over 20 years. During 2002, approximately $69,000 was recorded as non-cash compensation expense in the members' equity accounts related to the cliff vesting of the earnings payout value.

8. EMPLOYEE BENEFIT PLANS

The Company has a voluntary contribution 401(k) plan (the Plan). Under the Plan, employees are eligible to contribute a percentage of their salary into the Plan after completing an initial employment period. The Company has the option to match a percentage of the employee contributions for the year. All Plan contributions are paid into the Deerfield & Company LLC 401(k) Savings Trust (the Trust). The Trust is allowed to invest the contributions in a variety of instruments defined in the Plan agreement. The Company's matching contribution for 2002 was approximately $145,000.

The Company sponsors a Key Employee Equity Participation Plan (KEEP Plan), which is a 'phantom' equity appreciation plan. Under the KEEP Plan, participants are awarded stock appreciation rights (SAR) by the Company. Upon redemption, the KEEP Plan provides participants with the positive difference, if any, between the value of a SAR and its strike price. The value of a SAR is defined in the KEEP Plan as the average of the three most recent year's annual net earnings multiplied by five and divided by the number of SARs authorized. The stock appreciation rights do not represent an equity interest in the Company. The Company retains the sole discretion to determine the employees who will receive awards under the KEEP Plan. The awards vest one fourth each year, on the first, second, third, and fourth anniversaries of the award date, and are not exercisable until the fourth anniversary of the award date. As of December 31, 2002, there were 291,000 SARs outstanding with a value of $1.26 per award. Strike prices for the SARs were either $4.00 or $4.21 per award, depending on the date of the award. No SARs were granted or forfeited during 2002. Participants were either 25% or 50% vested in the KEEP Plan awards depending on the date of the award. The SARs are accounted for under the variable accounting rules of

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

APB25 and FIN 44 and the total compensation expense recognized related to the KEEP Plan during 2002 was $(8,269).

9. CONTINGENT FEE ARRANGEMENTS

The Company acts as collateral manager for various CDOs, capitalized by third party investors. Typically, the transactions are sponsored and underwritten by third party investment banks, who may warehouse the collateral and place the debt and equity of the CDOs with the ultimate investors. The underlying collateral of the CDOs, which is typically purchased in the open market, consists of corporate debt, structured notes, commercial loans, synthetic instruments, and the notional amount of credit default instruments, and is owned by separate special purpose entities for each CDO, which issue various classes of notes and beneficial interests to third party investors, including the Company or related entities in certain instances. The Company manages the underlying collateral on behalf of the investors under the terms of collateral management agreements.

As of December 31, 2002, the Company managed 13 CDOs. The total par/notional value of the underlying collateral under management was approximately $6.5 billion at December 31, 2002. The total debt outstanding of the CDOs was approximately $4.0 billion.

                TYPE OF CDO/            NUMBER OF CDOs   PAR VALUE OF
                 COLLATERAL                MANAGED        COLLATERAL
      ----------------------------------------------------------------

      Bank loans                              5         $1,938,000,000
      Credit default swaps                    2          1,995,000,000
      Corporate bonds                         3          1,611,000,000
      Asset-backed securities                 3            939,000,000
                                        ------------------------------
                                             13         $6,483,000,000
                                        ------------------------------
                                        ------------------------------

The CDOs have various terms/maturities, ranging from 5 to 35 years.

Pursuant to the underlying collateral management agreements, the Company is compensated for managing the underlying collateral of the CDOs. The Company receives various fees for its services, as follows: (1) base collateral investment management fees (Senior), which are paid before interest to the debt holders in the transaction, and range from five to 31.5 basis points annually,
(2) base

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

collateral investment management fees (Junior), which are subordinate to a certain return to the debt and/or equity holders in the CDO, and range from seven to 55 basis points annually, and in certain instances (3) incentive fees (Incentive) that are paid after certain investors' returns exceed a hurdle internal rate of return (IRR). The Incentive fees range from 25 to 38 basis points or 10-20% of residual cash flows above the hurdle IRR and vary by transaction. In accordance with the Company's accounting policies, management fees are accrued as Management Fee income is earned. Incentive fees, which are contingent upon achieving certain performance objectives, are recognized as income once the contingencies are resolved and the fees are fixed and determinable.

From time to time, the Company enters into agreements with investors or providers of guarantees to the CDOs. In some of these agreements, the Company enters into contractual arrangements with the investor or guarantee provider whereby the Company is required to make payments upon the occurrence of certain events. In other agreements, the Company will provide credit enhancement to provide additional protection to a certain investor. These agreements vary by transaction. In instances where the Company is required pursuant to a contractual arrangement to make a payment to an investor or guarantee provider, the Company may subordinate receipt of all or a portion of its future Senior fees, Junior fees, if any, and Incentive fees, if any, until the Company's obligation to the investor or guarantee provider has been met. The Company typically records such amounts as other expenses. In all cases, the subordinated amounts are limited to the extent of future fees earned on specific CDOs. As of December 31, 2002, approximately $509,000 in such payments were made and included in other expenses. In consideration of these agreements, the Company may share in the excess returns (as defined in the individual agreements) realized by the investor. The Company records any such shared excess amounts as incentive fee revenue. During 2002, approximately $775,000 in such amounts were received and included in incentive fee revenue. In addition the Company has provided credit enhancement in the form of notes payable, and escrow deposits for $5 million to various third parties (See Note 6).

At December 31, 2002, the Company does not have a direct ownership interest in any of the CDOs, except for one, where its ownership of preferred shares is less than 5% of the CDO's total debt and equity. In addition, the Company has

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

determined that it does not have the substantive residual risks or substantially all of the residual rewards of the underlying assets and obligations imposed by the underlying debt. Pursuant to the provisions of EITF Issue 90-15, 'Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions,' the underlying assets and liabilities related to these transactions are not consolidated with Deerfield's financial statements. See
Note 2 for a discussion of the recently issued FASB Interpretation No. 46 on Variable Interest Entities.

10. RELATED PARTIES

An entity affiliated through common ownership owns 26.6%, and 4.3%, respectively, of the equity of two CDOs managed by the Company.

The Company owns 15.8% of the equity of a CDO managed by the Company, as described in Note 3.

A privately managed investment account managed by the Company owns 33.3% and 38.9%, respectively, of the equity of two CDOs managed by the Company. This managed account is also the Counterparty described in Note 6.

The Company has provided two notes to an employee of the Company for $250,000 each. The interest rate on the notes is equal to the Federal Funds Rate, and is calculated monthly. Each year on the employee's anniversary of employment with the Company, 20% of the balance of the note and all accrued interest is forgiven as long as the employee is still employed with the Company. During 2002 approximately $143,000 in principal and interest on the note were forgiven.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                       Consolidated Financial Statements

                          Year ended December 31, 2003

                                    CONTENTS

Report of Independent Registered Public Accounting Firm.....   24

Consolidated Financial Statements

Consolidated Balance Sheet..................................   25
Consolidated Statement of Operations........................   26
Consolidated Statement of Members' Equity...................   27
Consolidated Statement of Cash Flows........................   28
Notes to Consolidated Financial Statements..................   29

            Report of Independent Registered Public Accounting Firm

To the Members of
  Deerfield & Company LLC

We have audited the accompanying consolidated balance sheet of Deerfield & Company LLC (an Illinois limited liability company) as of December 31, 2003, and the related consolidated statements of operations, members' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Deerfield & Company LLC at December 31, 2003, and the consolidated results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Chicago, Illinois

March 12, 2004

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                           Consolidated Balance Sheet

                               December 31, 2003

ASSETS
Cash and cash equivalents                                     $ 6,338,353
Incentive and management fees receivable                        8,860,136
Notes receivable                                                5,000,000
Notes receivable from employee                                    200,000
Investments, at fair value                                     15,033,675
Fixed assets (net of accumulated depreciation and
  amortization of $1,939,208)                                   1,040,924
Prepaid expenses                                                  945,307
Other assets                                                        5,031
                                                              -----------
Total assets                                                  $37,423,426
                                                              -----------
                                                              -----------

LIABILITIES AND MEMBERS' EQUITY
Accrued expenses                                              $ 8,414,506
Notes payable                                                  17,045,662
                                                              -----------
Total liabilities                                              25,460,168
Members' equity (including accumulated other comprehensive
  loss of $647,564)                                            11,963,258
                                                              -----------
Total liabilities and members' equity                         $37,423,426
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Operations

                          Year ended December 31, 2003

Revenues:
    Management fees                                           $27,316,935
    Incentive fees                                              7,621,458
    Interest and dividends                                      1,598,541
    Other income                                                  351,193
                                                              -----------
                                                               36,888,127

Expenses:
    Compensation and benefits                                  19,464,136
    Travel and promotional                                      1,349,410
    Legal and professional                                        908,677
    Data fees                                                     776,582
    Depreciation and amortization                                 721,009
    Office and occupancy                                          627,865
    Interest expense                                              502,576
    Taxes                                                         249,023
    Other expenses                                              1,175,886
                                                              -----------
Total expenses                                                 25,775,164
                                                              -----------
Net income                                                    $11,112,963
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Consolidated Statement of Members' Equity

                          Year ended December 31, 2003

                                         MEMBERS' EQUITY
                                     CLASS A          CLASS B            TOTAL
                                   ----------------------------------------------

Balance, January 1, 2003           $ 6,439,311       $  584,882       $ 7,024,193
Capital distribution                (6,000,161)        (999,839)       (7,000,000)
Equity-based compensation                   --           65,254            65,254
Change in unrealized appreciation
  on investments available for
  sale                                 636,136          124,712           760,848
Net income                           9,321,201        1,791,762        11,112,963
                                   ----------------------------------------------
Balance, December 31, 2003         $10,396,487       $1,566,771       $11,963,258
                                   ----------------------------------------------
                                   ----------------------------------------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 11,112,963
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Accretion of interest income                                   467,461
    Depreciation and amortization                                  721,009
    Noncash compensation                                           172,595
Increase in incentive and management fees receivable            (2,967,756)
Increase in other assets and prepaid expenses                     (973,100)
Increase in accrued expenses                                     1,116,650
Decrease in payable to former member                              (750,000)
                                                              ------------
Net cash provided by operating activities                        8,899,822

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments                                       (11,386,200)
Purchases of fixed assets                                         (147,275)
                                                              ------------
Net cash used in investing activities                          (11,533,475)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable                         12,575,000
Repayment of notes payable                                      (4,415,456)
Distributions to members                                        (7,000,000)
                                                              ------------
Net cash provided by financing activities                        1,159,544
                                                              ------------
Net decrease in cash and cash equivalents                       (1,474,109)
Cash and cash equivalents, beginning of year                     7,812,462
                                                              ------------
Cash and cash equivalents, end of year                        $  6,338,353
                                                              ------------
                                                              ------------

SUPPLEMENTAL INFORMATION
Cash paid for interest                                        $    211,572
                                                              ------------
                                                              ------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Notes to Consolidated Financial Statements

1. ORGANIZATION AND NATURE OF BUSINESS

Deerfield & Company LLC (the Company), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. The Company has two classes of membership interests, Class A and Class B, with rights as described in the third amended and restated operating agreement of Deerfield & Company LLC (the Operating Agreement). Class A is owned by Sachs Capital Management LLC (SCM), SLA Investments, Inc. (SLA), and Deerfield Partners Fund III and has 100% of the voting rights in the Company. As of December 31, 2003, there are three owners of Class B membership interests, which have no voting privileges. Two of the three Class B members have profits only interests.

The Company is the parent of two wholly owned subsidiaries: Deerfield Capital Management LLC, (DCM) and Badger Protection Services, Ltd. (Badger). DCM serves as the trading advisor for five fixed income investment funds and three private investment accounts (hereafter referred to collectively as the Funds). Badger is a company which provides credit enhancement to investors in one of the Funds managed by the Company. Additionally, DCM is a collateral manager for 15 collateralized debt obligations (CDO), collateralized loan obligations (CLO), and collateralized bond obligations (CBO) (hereafter referred to collectively as the CDOs). DCM earns management and incentive fees for the services provided to the Funds and the CDOs. As of December 31, 2003, the Company had approximately $8.1 billion in assets under management.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For financial statement reporting purposes, the Company considers cash and all highly liquid investments, including money market accounts and commercial paper, with a maturity of 90 days or less to be cash and cash equivalents.

FIXED ASSETS

Office equipment, including computer equipment, is depreciated over five years using the straight-line method. Office furniture is depreciated over seven years using the straight-line method. Leasehold improvements are depreciated over the remaining life of the lease using the straight-line method.

DEFERRED COSTS

Certain costs associated with the acquisition of CDO management contracts and debt financing of preferred share acquisitions are recorded as prepaid expenses in the consolidated balance sheet and amortized over the expected life of the related contract or loan.

INVESTMENTS

Investments in limited partnerships are accounted for under the equity method of accounting. Investments in preferred shares of CDOs are recorded at fair value,

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

and classified as securities available-for-sale. Unrealized gains and losses on securities available-for-sale are recorded as a separate component of members' equity.

REVENUE RECOGNITION

Management fees are received from the Funds and CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs and are based upon the net asset values of the Funds and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with Emerging Issues Task Force Topic (EITF) D-96, 'Accounting for Management Fees Based on a Formula,' the Company does not recognize these fees as revenue until all contingencies have been removed.

Incentive fees are received from the Funds and certain of the CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs and are based upon the performance of the funds and CDOs. Incentive fees are recognized as revenues when the amounts are fixed and determinable.

Incentive income and other expenses include amounts earned or incurred under arrangements with certain investors or guarantors in the CDOs the Company manages. Income and expense is recorded when earned or incurred and is recorded gross, except under circumstances where the income and expense are contractually required to be settled with a net payment to or from the counterparty.

Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis and includes accretion of interest on certain investments in accordance with EITF Issue No. 99-20, 'Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets.'

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other income primarily includes structuring and warehousing fees earned by the Company for services provided to CDOs or placement agents for the CDOs. These fees are recorded when earned.

INCOME TAXES

Income taxes are not provided for as the taxable income (loss) of the Company is includable in the returns of the Class A and Class B members. The Company records Illinois State replacement tax expense, as applicable, in the consolidated statement of operations.

Pursuant to Treasury Regulation Section 301.7701, the subsidiaries of the Company have elected to be disregarded as separate entities for U.S. tax purposes and are, therefore, treated as branches of the Company.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,' which expands the disclosure requirements to be made by a guarantor in its financial statements regarding its obligations under certain guarantees that it has issued. FIN 45 also requires, under certain circumstances, the recognition, at the inception of a guarantee, of a liability for the fair value of the obligation as a result of issuing the guarantee. The adoption of FIN 45 has not had a material effect on the Company's financial statements.

In December 2003, the FASB revised Interpretation No. 46, 'Consolidation of Variable Interest Entities,' which provides new criteria for determining whether or not consolidation accounting is required by a variable interest holder in certain entities. The Interpretation may require the Company to consolidate financial information for certain of the Funds and CDOs it manages. The Interpretation may require the Company to consolidate certain Funds' or CDOs' assets and liabilities, and results of operations, with a minority interest recorded for the

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

ownership share applicable to other investors. The effect of such consolidation would not change the net income or loss of the Company. Where consolidation is not required, additional disclosures may be required. FIN 46 is effective immediately for variable interest entities created after December 31, 2003, and as of the end of the first fiscal year beginning after December 15, 2004, to variable interest entities acquired before December 31, 2003 (December 31, 2005, for the Company). The Company is in the process of evaluating the impact of FIN 46.

3. INVESTMENTS

The Company's investments at December 31, 2003, were comprised of an investment in a limited partnership and investments in the preferred shares of 3 CDOs for which it provides management services. The following is a summary of the Company's investments at December 31, 2003:

                                                                    VALUE
                                                                    -----
           Available for sale:
             Investment in CDO preferred shares
               (amortized cost $15,667,839)                      $15,020,275
           Equity method:
             Investment in limited partnership                        13,400
                                                                 -----------
                                                                 $15,033,675
                                                                 -----------
                                                                 -----------

4. FIXED ASSETS

The Company's fixed assets at December 31, 2003, are summarized as follows:

           Computer equipment and software                        $ 1,563,319
           Leasehold improvements                                     685,477
           Office furniture and fixtures                              731,336
                                                                  -----------
                                                                    2,980,132
           Less: Accumulated depreciation and amortization         (1,939,208)
                                                                  -----------
                                                                  $ 1,040,924
                                                                  -----------
                                                                  -----------

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

5. LEASE COMMITMENTS

The Company has a sublease agreement (the agreement) to lease office facilities through May 30, 2007. In conjunction with the agreement, a standby letter of credit has been issued by a financial institution to the sublessor in the amount of $600,000. The Company pledged a $600,000 cash balance as collateral against the standby letter of credit. Under the agreement, beginning January 1, 1999, the standby letter of credit and related collateral can be reduced by $50,000 per year until the standby letter of credit reaches $400,000. At December
31, 2003, the pledged collateral was approximately $409,000 and was included in cash and cash equivalents on the consolidated balance sheet. The balance of the letter of credit facility is $400,000 as of December 31, 2003. Management believes the standby letter of credit will not be utilized. Rent expense for 2003 was approximately $471,000.

Future base lease commitments on the Company's operating leases are as follows:

                 2004                             $  462,983
                 2005                                472,730
                 2006                                482,477
                 2007                                205,093
                                                  ----------
                                                  $1,623,283
                                                  ----------
                                                  ----------

6. NOTES RECEIVABLE AND NOTES PAYABLE

The Company manages a private synthetic CLO for an investment banking firm (the Investor). A guarantor (the Guarantor), unrelated to the Company and the Investor, has provided a guarantee against losses in the CLO to the Investor (the guarantee agreement) for up to the first $50 million of the Investor's principal losses. As a premium for the guarantee, the Guarantor receives all of the residual cash flows from the CLO. The Guarantor does not have any direct investment in the CLO and will only make payments in the event of a principal loss, as defined in the CLO's guarantee agreement with the Guarantor.

As a condition of entering into a collateral management agreement with the CLO, the Company has entered into agreements with the Guarantor and another counterparty (the Counterparty) to share in the guarantee agreement with the

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

Guarantor up to 10% of the total guaranteed amount (e.g. maximum loss guarantee of $5 million). The Company's share of the first $50 million of losses in the CLO will be on a pro rata basis, up to $5 million. Under the agreement with the Guarantor, the Company has deposited $5,000,000 in escrow (the escrow account) for the benefit of the Guarantor evidenced by a note receivable from the Guarantor with a principal amount of $5,000,000, recorded as a note receivable on the consolidated balance sheet. Interest on the note receivable is equal to 10% of the Guarantor's guarantee fee premium and 100% of the amounts earned on the amount in escrow. In the event of any payment by the Guarantor under the guarantee agreement, the Company's share will be taken from the escrow account and the note receivable will be forgiven by the Company in the amount of 10% of the guarantee payments made by the Guarantor.

To offset its exposure under the guarantee, the Company entered into a separate agreement with a third party counterparty (the Counterparty), under which the Counterparty agreed to make payments to the Company in the event the Company has to fund the Guarantor under the agreement described above. Under the agreement with the Counterparty, the Company received $5,000,000, which was utilized to fund the escrow account and issued a note payable to the Counterparty in the amount of $5,000,000. Interest on the note payable is equal to the interest on the note receivable from the Guarantor, except that only 50% of any amounts in excess of LIBOR plus 4% are payable to the Counterparty. In the event of any forgiveness of the note receivable from the Guarantor, as described above, an equal amount of the Company's note payable to the Counterparty will be forgiven by the Counterparty. The Company has pledged its future senior management fees from two other CDOs it manages as collateral for payment of any amounts owed to the Counterparty.

Separate from the above transaction, during 2002, the Company financed its purchase of 6,250,000 preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $6,250,000, which bears interest at LIBOR, and has no stated maturity. Concurrent with the Company's sale of 1,500,000 of these preferred shares soon after their purchase in 2002, the Company repaid $1,500,000 of principal plus accrued interest on the note. The remaining 4,750,000 preferred shares are pledged as collateral against the note, and all management fees earned by the

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

Company for managing the underlying assets of the CDO and any distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During 2003, the Company recorded interest on the note of $59,619 and repaid $2,530,137 of principal. At December 31, 2003, the balance of the note was $1,371,170.

During 2003, the Company financed its purchase of preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $8,000,000 (including $888,800 of prepaid fees), which bears interest at LIBOR plus 100 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 62.5% of all management fees earned by the Company for managing the underlying assets of the CDO and of any distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During 2003, the Company recorded interest on the note of $108,739 and repaid $375,698 of principal. At December 31, 2003, the balance of the note was $7,624,302.

Also during 2003, the Company financed its purchase of preferred shares of one of the CDOs for which provides management services by issuing a nonrecourse note to a large investment bank for $4,575,000 (including $300,000 of prepaid fees), which bears interest at LIBOR, plus 100 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 65% of all management fees earned by the Company for managing the underlying assets of the CDO and all distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During 2003, the Company recorded interest on the note of $75,780 and repaid $1,524,811 of principal and interest. At December 31, 2003, the balance of the note was $3,050,189.

7. MEMBERS' EQUITY

Effective January 1, 2001, a Class B member of the Company resigned and redeemed his 5.74% ownership interest in the Company. The Company paid the member $2,230,460 in accordance with the terms of the Operating Agreement.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

7. MEMBERS' EQUITY (CONTINUED)

The member was also paid $769,540 to sign a three-year noncompete agreement, which is being amortized over three years. This amount was recorded as an intangible asset, net of accumulated amortization, on the consolidated balance sheet. The final redemption payment of $750,000 was made on December 31, 2003.

Effective January 1, 1999, an individual was granted a Class B interest constituting a .5% ownership interest in the Company. In accordance with Accounting Principles Bulletin No. 25, 'Accounting for Stock Issued to Employees' (APB 25), and FASB Interpretation No. 44, 'Accounting for Certain Transactions involving Stock Compensation -- an interpretation of APB Opinion No. 25' (FIN 44), variable plan accounting applies to this grant, and noncash compensation expense is recorded for changes in the value of the grant, as determined by the Operating Agreement. During 2003, the value of the employee's interest decreased approximately $4,100, which was recorded as a decrease to compensation expense and to Class B members' equity.

Effective January 1, 2002, Class B nonvoting Profits Only Interests representing an 11% membership interest in the Company were granted to two employees. An additional 5% was granted to one of the employees on May 1, 2003. The employees' interest in future profits was fully vested at the date of grant. The employees' earnings payout value, as defined in the Operating Agreement, cliff vests on their 20th anniversary of employment with the Company. These grants are accounted for under the variable plan accounting rules of APB 25 and FIN 44, and amortized compensation expense is recorded for changes in the employees' earnings pay out value over 20 years. During 2003, approximately $65,000 was recorded as noncash compensation expense in the members' equity accounts related to the cliff vesting of the earnings payout value.

8. EMPLOYEE BENEFIT PLANS

The Company has a voluntary contribution 401(k) plan (the Plan). Under the Plan, employees are eligible to contribute a percentage of their salary into the Plan after completing an initial employment period. The Company has the option to match a percentage of the employee contributions for the year. All Plan

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

8. EMPLOYEE BENEFIT PLANS (CONTINUED)

contributions are paid into the Deerfield & Company LLC 401(k) Savings Trust (the Trust). The Trust is allowed to invest the contributions in a variety of instruments defined in the Plan agreement. The Company's matching contribution for 2003 was approximately $150,000.

The Company sponsors a Key Employee Equity Participation Plan (KEEP Plan), which is a 'phantom' equity appreciation plan. Under the KEEP Plan, participants are awarded stock appreciation rights (SAR) by the Company. Upon redemption, the KEEP Plan provides participants with the positive difference, if any, between the value of a SAR and its strike price. The value of a SAR is defined in the KEEP Plan as the average of the three most recent year's annual net earnings multiplied by five and divided by the number of SARs authorized. The stock appreciation rights do not represent an equity interest in the Company. The Company retains the sole discretion to determine the employees who will receive awards under the KEEP Plan. The awards vest one fourth each year, on the first, second, third, and fourth anniversaries of the award date, and are not exercisable until the fifth anniversary of the award date. As of December 31, 2003, there were 241,500 SARs outstanding with a value of $1.00 per award. Strike prices for the SARs were either $4.00 or $4.21 per award, depending on the date of the award. No SARs were granted during 2003. Participants were either 50% or 75% vested in the KEEP Plan awards depending on the date of the award. The SARs are accounted for under the variable accounting rules of APB 25 and FIN 44 and the total compensation expense recognized related to the KEEP Plan during 2003 was $0.

9. CONTINGENT FEE ARRANGEMENTS

The Company acts as collateral manager for various CDOs, capitalized by third-party investors. Typically, the transactions are sponsored and underwritten by third-party investment banks, who may warehouse the collateral and place the debt and equity of the CDOs with the ultimate investors. The underlying collateral of the CDOs, which is typically purchased in the open market, consists of corporate debt, structured notes, commercial loans, synthetic instruments, and the notional amount of credit default instruments, and is owned by separate special purpose entities for each CDO, which issue various classes of notes and

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

beneficial interests to third-party investors, including the Company or related entities in certain instances. The Company manages the underlying collateral on behalf of the investors under the terms of collateral management agreements.

As of December 31, 2003, the Company managed 15 CDOs. The total par/notional value of the underlying collateral under management was approximately $7 billion at December 31, 2003. The total debt outstanding of the CDOs was approximately $4.6 billion.

                TYPE OF CDO/            NUMBER OF CDOs   PAR VALUE OF
                 COLLATERAL                MANAGED        COLLATERAL
      ----------------------------------------------------------------

      Bank loans                              6         $2,235,000,000
      Credit default swaps                    2          2,005,000,000
      Corporate bonds                         3          1,545,000,000
      Asset-backed securities                 4          1,230,000,000
                                        ------------------------------
                                             15         $7,015,000,000
                                        ------------------------------
                                        ------------------------------

The CDOs have various terms/maturities, ranging from 5 to 35 years.

Pursuant to the underlying collateral management agreements, the Company is compensated for managing the underlying collateral of the CDOs. The Company earns various fees for its services, as follows: (1) base collateral investment management fees (Senior), which are paid before interest to the debt holders in the transaction, and range from five to 31.5 basis points annually, (2) base collateral investment management fees (Junior), which are subordinate to a certain return to the debt and/or equity holders in the CDO, and range from 7 to 55 basis points annually, and in certain instances, (3) incentive fees (Incentive) that are paid after certain investors' returns exceed a hurdle internal rate of return (IRR). The Incentive fees range from 25 to 38 basis points or 10-20% of residual cash flows above the hurdle IRR and vary by transaction. In accordance with the Company's accounting policies, management fees are accrued as earned. Incentive fees, which are contingent upon achieving certain performance objectives, are recognized as income once the contingencies are resolved and the fees are fixed and determinable.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

From time to time, the Company enters into agreements with investors or providers of guarantees to the CDOs. In some of these agreements, the Company enters into contractual arrangements with the investor or guarantee provider whereby the Company is required to make payments upon the occurrence of certain events. In other agreements, the Company will provide credit enhancement to provide additional protection to a certain investor. These agreements vary by transaction. In instances where the Company is required pursuant to a contractual arrangement to make a payment to an investor or guarantee provider, the Company may subordinate receipt of all or a portion of its future Senior fees, Junior fees, if any, and Incentive fees, if any, until the Company's obligation to the investor or guarantee provider has been met. The Company typically records such amounts as other expenses. In all cases, the subordinated amounts are limited to the extent of future fees earned on specific CDOs. As of December 31, 2003, approximately $185,705 in such payments were made and included in other expenses. In consideration of these agreements, the Company may share in the excess returns (as defined in the individual agreements) realized by the investor. The Company records any such shared excess amounts as incentive fee revenue. During 2003, approximately $138,920 in such amounts were received and included in incentive fee revenue. In addition, the Company has provided credit enhancement in the form of notes payable, and escrow deposits for $17,575,000 to various third parties (see Note 6).

At December 31, 2003, the Company has a direct ownership interest in three CDOs, where its ownership of preferred shares is less than 5% of the CDOs' total debt and equity. In addition, the Company has determined that it does not have the substantive residual risks or substantially all of the residual rewards of the underlying assets and obligations imposed by the underlying debt. Pursuant to the provisions of EITF Issue 90-15, 'Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions,' the underlying assets and liabilities related to these transactions are not consolidated with the Company's financial statements. See Note 2 for a discussion of the recently issued FASB Interpretation No. 46 on Variable Interest Entities.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

10. RELATED PARTIES

An entity affiliated through common ownership and a related person own 38%, 4.3%, 3.0%, and 5.6%, respectively, of the equity of four CDOs managed by the Company.

The Company owns 15.8%, 32%, and 27.8%, respectively, of the equity of three CDOs managed by the Company.

A privately managed investment account managed by the Company owns 49.1% and 49.9%, respectively, of the equity of two CDOs managed by the Company. This managed account is also the Counterparty described in Note 6.

The Company has provided two notes to an employee of the Company for $250,000 each. The interest rate on the notes is equal to the Federal Funds Rate, and is calculated monthly. Each year on the employee's anniversary of employment with the Company, 20% of the balance of the note and all accrued interest is forgiven as long as the employee is still employed with the Company. During 2003, approximately $107,000 in principal and interest on the note were forgiven.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                       Consolidated Financial Statements

                         Six months ended June 30, 2003
                                  (Unaudited)

                                    CONTENTS

Consolidated Financial Statements

Consolidated Balance Sheet..................................   43
Consolidated Statement of Operations........................   44
Consolidated Statement of Members' Equity...................   45
Consolidated Statement of Cash Flows........................   46
Notes to Consolidated Financial Statements..................   47

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                           Consolidated Balance Sheet

                                 June 30, 2003
                                  (Unaudited)

ASSETS
Cash and cash equivalents                                     $ 4,652,009
Incentive and management fees receivable                        5,275,057
Notes receivable                                                5,000,000
Notes receivable from employee                                    200,000
Investments, at fair value                                     15,104,600
Fixed assets (net of accumulated depreciation and
  amortization of $1,724,061)                                   1,176,544
Prepaid expenses                                                1,097,437
Other assets                                                      514,511
                                                              -----------
Total assets                                                  $33,020,158
                                                              -----------
                                                              -----------

LIABILITIES AND MEMBERS' EQUITY
Accrued expenses                                              $ 3,703,073
Notes payable                                                  19,560,967
Payable to former member                                          750,000
                                                              -----------
Total liabilities                                              24,014,040
Members' equity (including accumulated other comprehensive
  loss of $736,478)                                             9,006,118
                                                              -----------
Total liabilities and members' equity                         $33,020,158
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Operations

                         Six months ended June 30, 2003
                                  (Unaudited)

Revenues:
  Management fees                                             $12,187,491
  Incentive fees                                                3,008,620
  Interest and dividends                                          652,522
  Other income                                                    238,736
                                                              -----------
                                                               16,087,369

Expenses:
  Compensation and benefits                                     9,047,882
  Travel and promotional                                          593,878
  Legal and professional                                          285,730
  Data fees                                                       252,940
  Depreciation and amortization                                   352,575
  Office and occupancy                                            247,778
  Interest expense                                                165,633
  Taxes                                                            79,456
  Other expenses                                                  781,733
                                                              -----------
Total expenses                                                 11,807,605
                                                              -----------
Net income                                                    $ 4,279,764
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Consolidated Statement of Members' Equity

                         Six months ended June 30, 2003
                                  (Unaudited)

                                          MEMBERS' EQUITY
                                      CLASS A          CLASS B            TOTAL
                                    ----------------------------------------------

Balance, January 1, 2003            $ 6,439,311       $  584,882       $ 7,024,193
Capital distribution                 (2,655,809)        (344,191)       (3,000,000)
Equity-based compensation                    --           30,227            30,227
Change in unrealized appreciation
  on investments available for
  sale                                  561,796          110,138           671,934
Net income                            3,602,164          677,600         4,279,764
                                    ----------------------------------------------
Balance, June 30, 2003              $ 7,947,462       $1,058,656       $ 9,006,118
                                    ----------------------------------------------
                                    ----------------------------------------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Cash Flows

                         Six months ended June 30, 2003
                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $  4,279,764
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Net accretion of interest income                               308,523
    Depreciation and amortization                                  352,575
    Noncash compensation                                           137,568
Decrease in incentive and management fees receivable               617,323
Increase in other assets and prepaid expenses                   (1,481,423)
Decrease in accrued expenses                                    (3,582,710)
                                                              ------------
Net cash provided by operating activities                          631,620

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments                                       (11,387,100)
Purchases of fixed assets                                          (67,749)
                                                              ------------
Net cash used in investing activities                          (11,454,849)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable                         12,575,000
Repayment of notes payable                                      (1,912,224)
Distributions to members                                        (3,000,000)
                                                              ------------
Net cash provided by financing activities                        7,662,776
                                                              ------------
Net decrease in cash and cash equivalents                       (3,160,453)
Cash and cash equivalents, beginning of period                   7,812,462
                                                              ------------
Cash and cash equivalents, end of period                      $  4,652,009
                                                              ------------
                                                              ------------

SUPPLEMENTAL INFORMATION
Cash paid for interest                                        $     65,576
                                                              ------------
                                                              ------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Notes to Consolidated Financial Statements

1. ORGANIZATION AND NATURE OF BUSINESS

Deerfield & Company LLC (the Company), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. The Company has two classes of membership interests, Class A and Class B, with rights as described in the third amended and restated operating agreement of Deerfield & Company LLC (the Operating Agreement). Class A is owned by Sachs Capital Management LLC (SCM), SLA Investments, Inc. (SLA), and Deerfield Partners Fund III and has 100% of the voting rights in the Company. As of June 30, 2003, there are three owners of Class B membership interests, which have no voting privileges. Two of the three Class B members have profits only interests.

The Company is the parent of two wholly owned subsidiaries: Deerfield Capital Management LLC, (DCM) and Badger Protection Services, Ltd. (Badger). DCM serves as the trading advisor for five fixed income investment funds and three private investment accounts (hereafter referred to collectively as the Funds). Badger is a company which provides credit enhancement to investors in one of the Funds managed by the Company. Additionally, DCM is a collateral manager for 15 collateralized debt obligations (CDO), collateralized loan obligations (CLO), and collateralized bond obligations (CBO) (hereafter referred to collectively as the CDOs). DCM earns management and incentive fees for the services provided to the Funds and the CDOs. As of June 30, 2003, the Company had approximately
$8.03 billion in assets under management.

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For financial statement reporting purposes, the Company considers cash and all highly liquid investments, including money market accounts and commercial paper, with a maturity of 90 days or less to be cash and cash equivalents.

FIXED ASSETS

Office equipment, including computer equipment, is depreciated over five years using the straight-line method. Office furniture is depreciated over seven years using the straight-line method. Leasehold improvements are depreciated over the remaining life of the lease using the straight-line method.

DEFERRED COSTS

Certain costs associated with the acquisition of CDO management contracts and debt financing of preferred share acquisitions are recorded as prepaid expenses in the consolidated balance sheet and amortized over the expected life of the related contract or loan.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INVESTMENTS

Investments in limited partnerships are accounted for under the equity method of accounting. Investments in preferred shares of CDOs are recorded at fair value and classified as securities available-for-sale. Unrealized gains and losses on securities available-for-sale are recorded as a separate component of members' equity. Interest income is accreted and investments are assessed for impairment in accordance with EITF Issue 99-20, 'Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets' (EITF 99-20).

REVENUE RECOGNITION

Management fees are received from the Funds and CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs and are based upon the net asset values of the Funds and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with Emerging Issues Task Force Topic (EITF) D-96, 'Accounting for Management Fees Based on a Formula,' the Company does not recognize these fees as revenue until all contingencies have been removed.

Incentive fees are received from the Funds and certain of the CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs and are based upon the performance of the funds and CDOs. Incentive fees are recognized as revenues when the amounts are fixed and determinable.

Incentive income and other expenses include amounts earned or incurred under arrangements with certain investors or guarantors in the CDOs the Company manages. Income and expense is recorded when earned or incurred and is recorded gross, except under circumstances where the income and expense are contractually required to be settled with a net payment to or from the counterparty.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis and includes accretion of interest on certain investments in accordance with EITF 99-20.

Other income primarily includes structuring and warehousing fees earned by the Company for services provided to CDOs or placement agents for the CDOs. These fees are recorded when earned.

INCOME TAXES

Income taxes are not provided for as the taxable income (loss) of the Company is includable in the returns of the Class A and Class B members. The Company records Illinois State replacement tax expense, as applicable, in the consolidated statement of operations.

Pursuant to Treasury Regulation Section 301.7701, the subsidiaries of the Company have elected to be disregarded as separate entities for U.S. tax purposes and are, therefore, treated as branches of the Company.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,' which expands the disclosure requirements to be made by a guarantor in its financial statements regarding its obligations under certain guarantees that it has issued. FIN 45 also requires, under certain circumstances, the recognition, at the inception of a guarantee, of a liability for the fair value of the obligation as a result of issuing the guarantee. The adoption of FIN 45 has not had a material effect on the Company's financial statements.

In December 2003, the FASB revised Interpretation No. 46, 'Consolidation of Variable Interest Entities,' which provides new criteria for determining whether or not consolidation accounting is required by a variable interest holder in certain entities. The Interpretation may require the Company to consolidate financial
                                                                              50

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

information for certain of the Funds and CDOs it manages. The Interpretation may require the Company to consolidate certain Funds' or CDOs' assets and liabilities, and results of operations, with a minority interest recorded for the ownership share applicable to other investors. The effect of such consolidation would not change the net income or loss of the Company. Where consolidation is not required, additional disclosures may be required. FIN 46 is effective immediately for variable interest entities created after December 31, 2003, and as of the end of the first fiscal year beginning after December 31, 2004, to variable interest entities acquired before December 31, 2003
(December 31, 2005, for the Company). The Company has evaluated the impact of FIN 46 and does not believe that it will have a material impact on the financial statements.

3. INVESTMENTS

The Company's investments at June 30, 2003, were comprised of an investment in a limited partnership and investments in the preferred shares of 3 CDOs for which it provides management services. The following is a summary of the Company's investments at June 30, 2003:

                                                           VALUE
                                                        -----------
          Available for sale:
            Investment in CDO preferred shares
              (amortized cost $15,827,678)              $15,091,200
          Equity method:
            Investment in limited partnership                13,400
                                                        -----------
                                                        $15,104,600
                                                        -----------
                                                        -----------

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

4. FIXED ASSETS

The Company's fixed assets at June 30, 2003, are summarized as follows:

          Computer equipment and software          $1,511,441
          Leasehold improvements                      681,832
          Office furniture and fixtures               707,332
                                                   ----------
                                                    2,900,605
          Less: Accumulated depreciation
            and amortization                       (1,724,061)
                                                   ----------
                                                   $1,176,544
                                                   ----------
                                                   ----------

5. LEASE COMMITMENTS

The Company has a sublease agreement (the agreement) to lease office facilities through May 30, 2007. In conjunction with the agreement, a standby letter of credit has been issued by a financial institution to the sublessor in the amount of $600,000. The Company pledged a $600,000 cash balance as collateral against the standby letter of credit. Under the agreement, beginning January 1, 1999, the standby letter of credit and related collateral can be reduced by $50,000 per year until the standby letter of credit reaches $400,000. At June 30, 2003, the pledged collateral was approximately $408,000 and was included in cash and cash equivalents on the consolidated balance sheet. The balance of the letter of credit facility is $400,000 as of June 30, 2003. Management does not believe the standby letter of credit will be utilized. Rent expense for the first six months of 2003 was approximately $234,000.

Future base lease commitments on the Company's operating leases are as follows:

          2004                                     $  462,983
          2005                                        472,730
          2006                                        482,477
          2007                                        205,093
                                                   ----------
                                                   $1,623,283
                                                   ----------
                                                   ----------

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE

The Company manages a private synthetic CLO for an investment banking firm (the Investor). A guarantor (the Guarantor), unrelated to the Company and the Investor, has provided a guarantee against losses in the CLO to the Investor (the guarantee agreement) for up to the first $50 million of the Investor's principal losses. As a premium for the guarantee, the Guarantor receives all of the residual cash flows from the CLO. The Guarantor does not have any direct investment in the CLO and will only make payments in the event of a principal loss, as defined in the CLO's guarantee agreement with the Guarantor.

As a condition of entering into a collateral management agreement with the CLO, the Company has entered into agreements with the Guarantor and another counterparty (the Counterparty) to share in the guarantee agreement with the Guarantor up to 10% of the total guaranteed amount (e.g., maximum loss guarantee of $5 million). The Company's share of the first $50 million of losses in the CLO will be on a pro rata basis, up to $5 million. Under the agreement with the Guarantor, the Company has deposited $5,000,000 in escrow (the escrow account) for the benefit of the Guarantor evidenced by a note receivable from the Guarantor with a principal amount of $5,000,000, recorded as a note receivable on the consolidated balance sheet. Interest on the note receivable is equal to 10% of the Guarantor's guarantee fee premium and 100% of the amounts earned on the amount in escrow. In the event of any payment by the Guarantor under the guarantee agreement, the Company's share will be taken from the escrow account and the note receivable will be forgiven by the Company in the amount of 10% of the guarantee payments made by the Guarantor.

To offset its exposure under the guarantee, the Company entered into a separate agreement with a third-party counterparty (the Counterparty), under which the Counterparty agreed to make payments to the Company in the event the Company has to fund the Guarantor under the agreement described above. Under the agreement with the Counterparty, the Company received $5,000,000, which was utilized to fund the escrow account and issued a note payable to the Counterparty in the amount of $5,000,000. Interest on the note payable is equal to the interest on the note receivable from the Guarantor, except that only 50% of any amounts in excess of LIBOR plus 4% are payable to the Counterparty. In the event of any forgiveness of the note receivable from the Guarantor, as described above, an equal amount of the Company's note payable to the Counterparty will

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

be forgiven by the Counterparty. The Company has pledged its future senior management fees from two other CDOs it manages as collateral for payment of any amounts owed to the Counterparty.

Separate from the above transaction, during 2002, the Company financed its purchase of 6,250,000 preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $6,250,000, which bears interest at LIBOR, and has no stated maturity. Concurrent with the Company's sale of 1,500,000 of these preferred shares soon after their purchase in 2002, the Company repaid $1,500,000 of principal plus accrued interest on the note. The remaining 4,750,000 preferred shares are pledged as collateral against the note, and all management fees earned and received by the Company for managing the underlying assets of the CDO and any distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During the first six months of 2003, the Company recorded interest on the note of $30,415 and repaid $1,276,702 of principal. At June 30, 2003, the balance of the note was $2,609,417.

During 2003, the Company financed its purchase of preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to a large investment bank for $8,000,000 (including $888,800 of prepaid fees), which bears interest at LIBOR plus 100 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 62.5% of all management fees earned and received by the Company for managing the underlying assets of the CDO and all distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During the first six months of 2003, the Company recorded interest on the note of $20,113 and repaid $0 of principal. At June 30, 2003, the balance of the note was $8,000,000.

Also during 2003, the Company financed its purchase of preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $4,575,000 (including $300,000 of prepaid fees), which bears interest at LIBOR, plus 100 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 65% of all management fees earned and received by the Company for managing the

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

underlying assets of the CDO and all distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During the first six months of 2003, the Company recorded interest on the note of $35,814 and repaid $623,450 of principal. At June 30, 2003, the balance of the note was $3,951,550.

7. MEMBERS' EQUITY

Effective January 1, 2001, a Class B member of the Company resigned and redeemed his 5.74% ownership interest in the Company. The Company paid the member $2,230,460 in accordance with the terms of the Operating Agreement. The member was also paid $769,540 to sign a three-year noncompete agreement, which is being amortized over three years. This amount was recorded as an intangible asset, net of accumulated amortization, on the consolidated balance sheet. The final redemption payment of $750,000 is scheduled to be made on December 31, 2003.

Effective January 1, 1999, an individual was granted a Class B interest constituting a .5% ownership interest in the Company. In accordance with Accounting Principles Bulletin No. 25, 'Accounting for Stock Issued to Employees' (APB 25), and FASB Interpretation No. 44, 'Accounting for Certain Transactions involving Stock Compensation -- an interpretation of APB Opinion No. 25' (FIN 44), variable plan accounting applies to this grant, and noncash compensation expense is recorded for changes in the value of the grant, as determined by the Operating Agreement. During the first six months of 2003, the value of the employee's interest decreased approximately $4,400, which was recorded as a decrease to compensation expense and to Class B members' equity.

Effective January 1, 2002, Class B nonvoting Profits Only Interests representing an 11% membership interest in the Company were granted to two employees. An additional 5% was granted to one of the employees on May 1, 2003. The employees' interest in future profits was fully vested at the date of grant. The employees' earnings payout value, as defined in the Operating Agreement, cliff vests on their 20th anniversary of employment with the Company. These grants are accounted for under the variable plan accounting rules of APB 25 and FIN 44,

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

7. MEMBERS' EQUITY (CONTINUED)

and amortized compensation expense is recorded for changes in the employees' earnings payout value over 20 years. During the first six months of 2003, approximately $30,000 was recorded as noncash compensation expense in the members' equity accounts related to the cliff vesting of the earnings payout value.

8. EMPLOYEE BENEFIT PLANS

The Company has a voluntary contribution 401(k) plan (the Plan). Under the Plan, employees are eligible to contribute a percentage of their salary into the Plan after completing an initial employment period. The Company has the option to match a percentage of the employee contributions for the year. All Plan contributions are paid into the Deerfield & Company LLC 401(k) Savings Trust (the Trust). The Trust is allowed to invest the contributions in a variety of instruments defined in the Plan agreement. The Company's matching contribution for 2003 is estimated to be approximately $150,000.

The Company sponsors a Key Employee Equity Participation Plan (KEEP Plan), which is a 'phantom' equity appreciation plan. Under the KEEP Plan, participants are awarded stock appreciation rights (SAR) by the Company. Upon redemption, the KEEP Plan provides participants with the positive difference, if any, between the value of a SAR and its strike price. The value of a SAR is defined in the KEEP Plan as the average of the three most recent years' annual net earnings multiplied by five and divided by the number of SARs authorized. The stock appreciation rights do not represent an equity interest in the Company. The Company retains the sole discretion to determine the employees who will receive awards under the KEEP Plan. The awards vest one fourth each year, on the first, second, third, and fourth anniversaries of the award date and are not exercisable until the fifth anniversary of the award date. As of June 30, 2003, there were 241,500 SARs outstanding with a value of $1.00 per award. Strike prices for the SARs were either $4.00 or $4.21 per award, depending on the date of the award. No SARs were granted during 2003. Participants were either 50% or 75% vested in the KEEP Plan awards depending on the date of the award. The SARs are accounted for under the variable accounting rules of APB 25 and FIN 44, and the total compensation expense recognized related to the KEEP Plan during the first six months of 2003 was $0.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS

The Company acts as collateral manager for various CDOs capitalized by third-party investors. Typically, the transactions are sponsored and underwritten by third-party investment banks, who may warehouse the collateral and place the debt and equity of the CDOs with the ultimate investors. The underlying collateral of the CDOs, which is typically purchased in the open market, consists of corporate debt, structured notes, commercial loans, synthetic instruments, and the notional amount of credit default instruments, and is owned by separate special purpose entities for each CDO, which issue various classes of notes and beneficial interests to third-party investors, including the Company or related entities in certain instances. The Company manages the underlying collateral on behalf of the investors under the terms of collateral management agreements.

As of June 30, 2003, the Company managed 15 CDOs. The total par/notional value of the underlying collateral under management was approximately $7.1 billion at June 30, 2003. The total debt outstanding of the CDOs was approximately
$4.3 billion.

                TYPE OF
                  CDO/              NUMBER OF CDOs   PAR VALUE OF
               COLLATERAL              MANAGED        COLLATERAL
      ------------------------------------------------------------
      Bank loans                          6         $2,345,000,000
      Credit default swaps                2          2,000,000,000
      Corporate bonds                     3          1,500,000,000
      Asset-backed securities             4          1,300,000,000
                                    ------------------------------
                                         15         $7,145,000,000
                                    ------------------------------
                                    ------------------------------

The CDOs have various terms/maturities, ranging from 5 to 35 years.

Pursuant to the underlying collateral management agreements, the Company is compensated for managing the underlying collateral of the CDOs. The Company earns various fees for its services, as follows: (1) base collateral investment management fees (Senior), which are paid before interest to the debt holders in the transaction, and range from five to 31.5 basis points annually, (2) base collateral investment management fees (Junior), which are subordinate to a certain return to the debt and/or equity holders in the CDO, and range from 7 to 55 basis points annually, and in certain instances, (3) incentive fees (Incentive) that are paid after certain investors' returns exceed a hurdle internal rate of

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

return (IRR). The Incentive fees range from 25 to 38 basis points or 10-20% of residual cash flows above the hurdle IRR and vary by transaction. In accordance with the Company's accounting policies, management fees are accrued as earned. Incentive fees, which are contingent upon achieving certain performance objectives, are recognized as income once the contingencies are resolved and the fees are fixed and determinable.

From time to time, the Company enters into agreements with investors or providers of guarantees to the CDOs. In some of these agreements, the Company enters into contractual arrangements with the investor or guarantee provider whereby the Company is required to make payments upon the occurrence of certain events. In other agreements, the Company will provide credit enhancement to provide additional protection to a certain investor. These agreements vary by transaction. In instances where the Company is required pursuant to a contractual arrangement to make a payment to an investor or guarantee provider, the Company may subordinate receipt of all or a portion of its future Senior fees, Junior fees, if any, and Incentive fees, if any, until the Company's obligation to the investor or guarantee provider has been met. In all cases, the subordinated amounts are limited to the extent of future fees earned on specific CDOs. In addition, the Company has provided credit enhancement in the form of notes payable and escrow deposits for $17,575,000 to various third parties (see
Note 6).

At June 30, 2003, the Company has a direct ownership interest in three CDOs, where its ownership of preferred shares is less than 5% of the CDOs' total debt and equity. In addition, the Company has determined that it does not have the substantive residual risks or substantially all of the residual rewards of the underlying assets and obligations imposed by the underlying debt. Pursuant to the provisions of EITF Issue 90-15, 'Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions,' the underlying assets and liabilities related to these transactions are not consolidated with the Company's financial statements. See Note 2 for a discussion of the recently issued FASB Interpretation No. 46 on Variable Interest Entities.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

10. RELATED PARTIES

An entity affiliated through common ownership and a related person own 38%, 4.3%, 3.0%, and 5.6%, respectively, of the equity of four CDOs managed by the Company.

The Company owns 15.8%, 32%, and 27.8%, respectively, of the equity of three CDOs managed by the Company.

A privately managed investment account managed by the Company owns 33.3% and 38.9%, respectively, of the equity of two CDOs managed by the Company. This managed account is also the Counterparty described in Note 6.

The Company has provided two notes to an employee of the Company for $250,000 each. The interest rate on the notes is equal to the Federal Funds Rate and is calculated monthly. Each year on the employee's anniversary of employment with the Company, 20% of the balance of the note and all accrued interest is forgiven as long as the employee is still employed with the Company. During the first six months of 2003, approximately $109,000 in principal and interest on the note was forgiven and recorded as compensation expense, and the balance of the notes outstanding as of June 30, 2003, was $200,000.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                       Consolidated Financial Statements

                         Six months ended June 30, 2004
                                  (Unaudited)

                                    CONTENTS

Consolidated Financial Statements

Consolidated Balance Sheet..................................   61
Consolidated Statement of Operations........................   62
Consolidated Statement of Members' Equity...................   63
Consolidated Statement of Cash Flows........................   64
Notes to Consolidated Financial Statements..................   65

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                           Consolidated Balance Sheet

                                 June 30, 2004
                                  (Unaudited)

ASSETS
Cash and cash equivalents                                     $ 3,021,232
Incentive and management fees receivable                        4,829,122
Notes receivable                                                5,000,000
Investments, at fair value                                     17,750,018
Fixed assets (net of accumulated depreciation and
  amortization of $1,824,933)                                     993,567
Prepaid expenses                                                  760,082
Other assets                                                      178,918
                                                              -----------
Total assets                                                  $32,532,939
                                                              -----------
                                                              -----------

LIABILITIES AND MEMBERS' EQUITY
Accrued expenses                                              $ 5,814,771
Notes payable                                                  17,603,603
                                                              -----------
Total liabilities                                              23,418,374
Members' equity (including accumulated other comprehensive
  loss of $1,383,071)                                           9,114,565
                                                              -----------
Total liabilities and members' equity                         $32,532,939
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Operations

                         Six months ended June 30, 2004
                                  (Unaudited)

Revenues:
  Management fees                                             $21,644,905
  Incentive fees                                                2,243,207
  Interest and dividends                                        1,531,974
  Other income                                                  2,184,168
                                                              -----------
                                                               27,604,254

Expenses:
  Compensation and benefits                                    11,086,879
  Travel and promotional                                        1,070,042
  Legal and professional                                          657,497
  Data fees                                                       323,158
  Depreciation and amortization                                   231,094
  Office and occupancy                                            261,299
  Interest expense                                                276,007
  Taxes                                                           196,982
  Other expenses                                                  685,920
                                                              -----------
Total expenses                                                 14,788,878
                                                              -----------
Net income                                                    $12,815,376
                                                              -----------
                                                              -----------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Consolidated Statement of Members' Equity

                         Six months ended June 30, 2004
                                  (Unaudited)

                                          MEMBERS' EQUITY
                                       CLASS A        CLASS B        TOTAL
                                     -----------------------------------------
Balance, January 1, 2004             $ 10,396,486   $ 1,566,772   $ 11,963,258
Capital distribution                  (12,541,318)   (2,458,682)   (15,000,000)
Equity-based compensation                      --        71,438         71,438
Change in unrealized appreciation
  on investments available for sale      (614,947)     (120,560)      (735,507)
Net income                             10,714,780     2,100,596     12,815,376
                                     -----------------------------------------
Balance, June 30, 2004               $  7,955,001   $ 1,159,564   $  9,114,565
                                     -----------------------------------------
                                     -----------------------------------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                      Consolidated Statement of Cash Flows

                         Six months ended June 30, 2004
                                  (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                    $ 12,815,376
Adjustments to reconcile net income to net cash provided by
  operating activities:
    Net accretion of interest income                              (152,958)
    Depreciation and amortization                                  231,094
    Noncash compensation                                           271,438
Decrease in incentive and management fees receivable             4,031,013
Decrease in other assets and prepaid expenses                       11,339
Decrease in accrued expenses                                    (2,599,735)
                                                              ------------
Net cash provided by operating activities                       14,607,567

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments                                        (3,298,887)
Purchases of fixed assets                                         (183,737)
                                                              ------------
Net cash used in investing activities                           (3,482,624)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of notes payable                          3,266,000
Repayment of notes payable                                      (2,708,064)
Distributions to members                                       (15,000,000)
                                                              ------------
Net cash used in financing activities                          (14,442,064)
                                                              ------------
Net decrease in cash and cash equivalents                       (3,317,121)
Cash and cash equivalents, beginning of period                   6,338,353
                                                              ------------
Cash and cash equivalents, end of period                      $  3,021,232
                                                              ------------
                                                              ------------

SUPPLEMENTAL INFORMATION
Cash paid for interest                                        $    122,114
                                                              ------------
                                                              ------------

See accompanying notes.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

                   Notes to Consolidated Financial Statements

1. ORGANIZATION AND NATURE OF BUSINESS

Deerfield & Company LLC (the Company), an Illinois limited liability company, was organized on February 24, 1997, and commenced operations on March 1, 1997. The Company has two classes of membership interests, Class A and Class B, with rights as described in the third amended and restated operating agreement of Deerfield & Company LLC (the Operating Agreement). Class A is owned by Sachs Capital Management LLC (SCM), SLA Investments, Inc. (SLA), and Deerfield Partners Fund III and has 100% of the voting rights in the Company. As of June 30, 2004, there are three owners of Class B membership interests, which have no voting privileges. Two of the three Class B members have profits only interests.

The Company is the parent of two wholly owned subsidiaries: Deerfield Capital Management LLC, (DCM) and Badger Protection Services, Ltd. (Badger). DCM serves as the trading advisor for five fixed income investment funds and three private investment accounts (hereafter referred to collectively as the Funds). Badger is a company which provides credit enhancement to investors in one of the Funds managed by the Company. Additionally, DCM is a collateral manager for 16 collateralized debt obligations (CDO), collateralized loan obligations (CLO), and collateralized bond obligations (CBO) (hereafter referred to collectively as the CDOs). DCM earns management and incentive fees for the services provided to the Funds and the CDOs. As of June 30, 2004, the Company had approximately $8.1 billion in assets under management.

The Company signed a definitive agreement (Sale Agreement) on June 26, 2004, to sell 63.6% of the Company. The closing is expected to occur on or about
July 22, 2004. In connection with the proposed transaction, 61.33% of the SCM Class A interest, the SLA Class A interest, the Class B capital (ownership) interest and 43% of the Class B profits only interests will be sold to a third party (Buyer). After the closing, the Company will become a subsidiary of the Buyer and its financial statements will be consolidated with the Buyer's financial statements.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States. Such preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The following is a summary of significant accounting policies followed by the Company in the preparation of its financial statements.

BASIS OF PRESENTATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

For financial statement reporting purposes, the Company considers cash and all highly liquid investments, including money market accounts and commercial paper, with a maturity of 90 days or less to be cash and cash equivalents.

FIXED ASSETS

Office equipment, including computer equipment, is depreciated over five years using the straight-line method. Office furniture is depreciated over seven years using the straight-line method. Leasehold improvements are depreciated over the remaining life of the lease using the straight-line method.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

DEFERRED COSTS

Certain costs associated with the acquisition of CDO management contracts and debt financing of preferred share acquisitions are recorded as prepaid expenses in the consolidated balance sheet and amortized over the expected life of the related contract or loan.

INVESTMENTS

Investments in limited partnerships are accounted for under the equity method of accounting. Investments in preferred shares of CDOs are recorded at fair value and classified as securities available-for-sale. Unrealized gains and losses on securities available-for-sale are recorded as a separate component of members' equity. Interest income is accreted and investments are assessed for impairment in accordance with EITF Issue 99-20, 'Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets' (EITF 99-20).

REVENUE RECOGNITION

Management fees are received from the Funds and CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs and are based upon the net asset values of the Funds and aggregate collateral amount of the CDOs as defined in the individual management agreements. Management fees are recognized as revenue when earned. In accordance with Emerging Issues Task Force Topic (EITF) D-96, 'Accounting for Management Fees Based on a Formula,' the Company does not recognize these fees as revenue until all contingencies have been removed.

Incentive fees are received from the Funds and certain of the CDOs managed by the Company. These fees are paid periodically in accordance with the individual management agreements between the Company and the individual Funds and CDOs and are based upon the performance of the funds and CDOs. Incentive fees are recognized as revenues when the amounts are fixed and determinable.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Incentive income and other expenses include amounts earned or incurred under arrangements with certain investors or guarantors in the CDOs the Company manages. Income and expense is recorded when earned or incurred and is recorded gross, except under circumstances where the income and expense are contractually required to be settled with a net payment to or from the counterparty.

Dividend income is recorded on the ex-dividend date. Interest income is recorded on an accrual basis and includes accretion of interest on certain investments in accordance with EITF 99-20.

Other income primarily includes structuring and warehousing fees earned by the Company for services provided to CDOs or placement agents for the CDOs. These fees are recorded when earned.

INCOME TAXES

Income taxes are not provided for as the taxable income (loss) of the Company is includable in the returns of the Class A and Class B members. The Company records Illinois State replacement tax expense, as applicable, in the consolidated statement of operations.

Pursuant to Treasury Regulation Section 301.7701, the subsidiaries of the Company have elected to be disregarded as separate entities for U.S. tax purposes and are, therefore, treated as branches of the Company.

NEW ACCOUNTING PRONOUNCEMENTS

In November 2002, the FASB issued Interpretation No. 45 (FIN 45), 'Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,' which expands the disclosure requirements to be made by a guarantor in its financial statements regarding its obligations under certain guarantees that it has issued. FIN 45 also requires, under certain circumstances, the recognition, at the inception of a guarantee, of a liability for the fair value of the obligation as a result of issuing the guarantee.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The adoption of FIN 45 has not had a material effect on the Company's financial statements.

In December 2003, the FASB revised Interpretation No. 46, 'Consolidation of Variable Interest Entities,' which provides new criteria for determining whether or not consolidation accounting is required by a variable interest holder in certain entities. The Interpretation may require the Company to consolidate financial information for certain of the Funds and CDOs it manages. The Interpretation may require the Company to consolidate certain Funds' or CDOs' assets and liabilities, and results of operations, with a minority interest recorded for the ownership share applicable to other investors. The effect of such consolidation would not change the net income or loss of the Company. Where consolidation is not required, additional disclosures may be required. FIN 46 is effective immediately for variable interest entities created after December 31, 2003, and as of the end of the first fiscal year beginning after December 31, 2004, to variable interest entities acquired before December 31, 2003
(December 31, 2005, for the Company). The Company has evaluated the impact of FIN 46 and does not believe that it will have a material impact on the financial statements.

3. INVESTMENTS

The Company's investments at June 30, 2004, were comprised of an investment in a limited partnership and investments in the preferred shares of 4 CDOs for which it provides management services. The following is a summary of the Company's investments at June 30, 2004:

                                                                       VALUE
                                                                    -----------
           Available for sale:
             Investment in CDO preferred shares
               (amortized cost $19,086,799)                         $17,703,728
           Equity method:
             Investment in limited partnership                           46,290
                                                                    -----------
                                                                    $17,750,018
                                                                    -----------
                                                                    -----------

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

4. FIXED ASSETS

The Company's fixed assets at June 30, 2004, are summarized as follows:

          Computer equipment and
            software                               $1,390,817
          Leasehold improvements                      687,771
          Office furniture and fixtures               739,912
                                                   ----------
                                                    2,818,500
          Less: Accumulated
            depreciation and
            amortization                           (1,824,933)
                                                   ----------
                                                   $  993,567
                                                   ----------
                                                   ----------

5. LEASE COMMITMENTS

The Company has a sublease agreement (the agreement) to lease office facilities through May 30, 2007. In conjunction with the agreement, a standby letter of credit has been issued by a financial institution to the sublessor in the amount of $600,000. The Company pledged a $600,000 cash balance as collateral against the standby letter of credit. Under the agreement, beginning January 1, 1999, the standby letter of credit and related collateral can be reduced by $50,000 per year until the standby letter of credit reaches $400,000. At June 30, 2004, the pledged collateral was approximately $400,000 and was included in cash and cash equivalents on the consolidated balance sheet. The balance of the letter of credit facility is $400,000 as of June 30, 2004. Management does not believe the standby letter of credit will be utilized. Rent expense for the first six months of 2004 was approximately $242,000.

Future base lease commitments on the Company's operating leases are as follows:

          2005                                     $  472,730
          2006                                        482,477
          2007                                        205,093
                                                   ----------
                                                   $1,160,300
                                                   ----------
                                                   ----------

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE

The Company manages a private synthetic CLO for an investment banking firm (the Investor). A guarantor (the Guarantor), unrelated to the Company and the Investor, has provided a guarantee against losses in the CLO to the Investor (the guarantee agreement) for up to the first $50 million of the Investor's principal losses. As a premium for the guarantee, the Guarantor receives all of the residual cash flows from the CLO. The Guarantor does not have any direct investment in the CLO and will only make payments in the event of a principal loss, as defined in the CLO's guarantee agreement with the Guarantor.

As a condition of entering into a collateral management agreement with the CLO, the Company has entered into agreements with the Guarantor and another counterparty (the Counterparty) to share in the guarantee agreement with the Guarantor up to 10% of the total guaranteed amount (e.g., maximum loss guarantee of $5 million). The Company's share of the first $50 million of losses in the CLO will be on a pro rata basis, up to $5 million. Under the agreement with the Guarantor, the Company has deposited $5,000,000 in escrow (the escrow account) for the benefit of the Guarantor evidenced by a note receivable from the Guarantor with a principal amount of $5,000,000, recorded as a note receivable on the consolidated balance sheet. Interest on the note receivable is equal to 10% of the Guarantor's guarantee fee premium and 100% of the amounts earned on the amount in escrow. In the event of any payment by the Guarantor under the guarantee agreement, the Company's share will be taken from the escrow account and the note receivable will be forgiven by the Company in the amount of 10% of the guarantee payments made by the Guarantor.

To offset its exposure under the guarantee, the Company entered into a separate agreement with a third-party counterparty (the Counterparty), under which the Counterparty agreed to make payments to the Company in the event the Company has to fund the Guarantor under the agreement described above. Under the agreement with the Counterparty, the Company received $5,000,000, which was utilized to fund the escrow account and issued a note payable to the Counterparty in the amount of $5,000,000. Interest on the note payable is equal to the interest on the note receivable from the Guarantor, except that only 50% of any amounts in excess of LIBOR plus 4% are payable to the Counterparty. In the event of any forgiveness of the note receivable from the Guarantor, as described above, an equal amount of the Company's note payable to the Counterparty will be forgiven by the Counterparty. The Company has pledged its future senior
                                                                              71

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

management fees from two other CDOs it manages as collateral for payment of any amounts owed to the Counterparty.

Separate from the above transaction, during 2002, the Company financed its purchase of 6,250,000 preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $6,250,000, which bears interest at LIBOR, and has no stated maturity. Concurrent with the Company's sale of 1,500,000 of these preferred shares soon after their purchase in 2002, the Company repaid $1,500,000 of principal plus accrued interest on the note. The remaining 4,750,000 preferred shares are pledged as collateral against the note, and all management fees earned and received by the Company for managing the underlying assets of the CDO and any distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During the first six months of 2004, the Company recorded interest on the note of $6,025 and repaid $1,232,486 of principal. At June 30, 2004, the balance of the note was $138,684.

During 2003, the Company financed its purchase of preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $8,000,000 (including $888,800 of prepaid fees), which bears interest at LIBOR plus 100 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 62.5% of all management fees earned and received by the Company for managing the underlying assets of the CDO and of any distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During the first six months of 2004, the Company recorded interest on the note of $76,160 and repaid $849,535 of principal. At June 30, 2004, the balance of the note was $6,774,773.

Also during 2003, the Company financed its purchase of preferred shares of one of the CDOs for which it provides management services by issuing a nonrecourse note to an investment banking firm for $4,575,000 (including $300,000 of prepaid fees), which bears interest at LIBOR, plus 100 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 65% of all management fees earned and received by the Company for managing the underlying assets of the CDO and all distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the
                                                                              72

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

6. NOTES RECEIVABLE AND NOTES PAYABLE (CONTINUED)

note are paid in full. During the first six months of 2004, the Company recorded interest on the note of $30,306 and repaid $626,043 of principal. At June 30, 2004, the balance of the note was $2,424,146.

During 2004, the Company financed its purchase of preferred shares of one of the CDOs for which provides management services by issuing a nonrecourse note to an investment banking firm for $3,266,000, which bears interest at LIBOR, plus 75 basis points and has no stated maturity. The preferred shares are pledged as collateral against the note, and 70% of all management fees earned and received by the Company for managing the underlying assets of the CDO and all distributions received on the preferred shares will be remitted to the note holder until all principal and interest on the note are paid in full. During the first six months of 2004, the Company recorded interest on the note of $20,318 and repaid $0 of principal. At June 30, 2004, the balance of the note was $3,266,000.

7. MEMBERS' EQUITY

Effective January 1, 2002, Class B nonvoting Profits Only Interests representing an 11% membership interest in the Company were granted to two employees. An additional 5% was granted to one of the employees on May 1, 2003. The employees' earnings payout value, as defined in the Operating Agreement, cliff vests on their 20th anniversary of employment with the Company. These grants are accounted for under the variable plan accounting rules of APB 25 and FIN 44, and amortized compensation expense is recorded for changes in the employees' earnings payout value over 20 years. During the first six months of 2004, approximately $71,000 was recorded as noncash compensation expense in the members' equity accounts related to the vesting of the earnings payout value. Approximately 43% of the Class B nonvoting Profits Only Interests will be sold to a third party as part of the Sale Agreement (see Note 1). The vesting period on the sold portion of the Class B nonvoting Profits Only Interests will be accelerated upon sale.

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

8. EMPLOYEE BENEFIT PLANS

The Company has a voluntary contribution 401(k) plan (the Plan). Under the Plan, employees are eligible to contribute a percentage of their salary into the Plan after completing an initial employment period. The Company has the option to match a percentage of the employee contributions for the year. All Plan contributions are paid into the Deerfield & Company LLC 401(k) Savings Trust (the Trust). The Trust is allowed to invest the contributions in a variety of instruments defined in the Plan agreement.

The Company sponsors a Key Employee Equity Participation Plan (KEEP Plan), which is a 'phantom' equity appreciation plan. Under the KEEP Plan, participants are awarded stock appreciation rights (SAR) by the Company. Upon redemption, the KEEP Plan provides participants with the positive difference, if any, between the value of a SAR and its strike price. The value of a SAR is defined in the KEEP Plan as the average of the three most recent years' annual net earnings multiplied by five and divided by the number of SARs authorized. The stock appreciation rights do not represent an equity interest in the Company. The Company retains the sole discretion to determine the employees who will receive awards under the KEEP Plan. The awards vest one fourth each year, on the first, second, third, and fourth anniversaries of the award date, and are not exercisable until the fifth anniversary of the award date. As of June 30, 2004, there were 241,500 SARs outstanding with a value of $2.22 per award. Strike prices for the SARs were either $4.00 or $4.21 per award, depending on the date of the award. No SARs were granted during 2004. Participants were either 50% or 75% vested in the KEEP Plan awards depending on the date of the award. The SARs are accounted for under the variable accounting rules of APB 25 and FIN 44, and the total compensation expense recognized related to the KEEP Plan during 2004 was $0.

Effective July 7, 2004, the KEEP Plan was terminated, resulting in a total payout of $118,000 which was recorded as compensation expense.

9. CONTINGENT FEE ARRANGEMENTS

The Company acts as collateral manager for various CDOs capitalized by third-party investors. Typically, the transactions are sponsored and underwritten by third-party investment banks, who may warehouse the collateral and place the debt and equity of the CDOs with the ultimate investors. The underlying
                                                                              74

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

collateral of the CDOs, which is typically purchased in the open market, consists of corporate debt, structured notes, commercial loans, synthetic instruments, and the notional amount of credit default instruments, and is owned by separate special purpose entities for each CDO, which issue various classes of notes and beneficial interests to third-party investors, including the Company or related entities in certain instances. The Company manages the underlying collateral on behalf of the investors under the terms of collateral management agreements.

As of June 30, 2004, the Company managed 16 CDOs. The total par/notional value of the underlying collateral under management was approximately $7.2 billion at June 30, 2004. The total debt outstanding of the CDOs was approximately $4.9 billion.

                TYPE OF CDO/            NUMBER OF CDOs   PAR VALUE OF
                 COLLATERAL                MANAGED        COLLATERAL
      ----------------------------------------------------------------

      Bank loans                              6         $2,163,000,000
      Credit default swaps                    2          1,995,000,000
      Corporate bonds                         3          1,421,000,000
      Asset-backed securities                 5          1,574,000,000
                                        ------------------------------
                                             16         $7,153,000,000
                                        ------------------------------
                                        ------------------------------

The CDOs have various terms/maturities, ranging from 5 to 35 years.

Pursuant to the underlying collateral management agreements, the Company is compensated for managing the underlying collateral of the CDOs. The Company earns various fees for its services, as follows: (1) base collateral investment management fees (Senior), which are paid before interest to the debt holders in the transaction, and range from five to 31.5 basis points annually, (2) base collateral investment management fees (Junior), which are subordinate to a certain return to the debt and/or equity holders in the CDO, and range from 7 to 55 basis points annually, and in certain instances, (3) incentive fees (Incentive) that are paid after certain investors' returns exceed a hurdle internal rate of return (IRR). The Incentive fees range from 25 to 38 basis points or 10-20% of residual cash flows above the hurdle IRR and vary by transaction. In accordance with the Company's accounting policies, management fees are accrued as earned. Incentive fees, which are contingent upon achieving certain performance
                                                                              75

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

9. CONTINGENT FEE ARRANGEMENTS (CONTINUED)

objectives, are recognized as income once the contingencies are resolved and the fees are fixed and determinable.

From time to time, the Company enters into agreements with investors or providers of guarantees to the CDOs. In some of these agreements, the Company enters into contractual arrangements with the investor or guarantee provider whereby the Company is required to make payments upon the occurrence of certain events. In other agreements, the Company will provide credit enhancement to provide additional protection to a certain investor. These agreements vary by transaction. In instances where the Company is required pursuant to a contractual arrangement to make a payment to an investor or guarantee provider, the Company may subordinate receipt of all or a portion of its future Senior fees, Junior fees, if any, and Incentive fees, if any, until the Company's obligation to the investor or guarantee provider has been met. In all cases, the subordinated amounts are limited to the extent of future fees earned on specific CDOs. In addition, the Company has provided credit enhancement in the form of notes payable, escrow deposits, and/or deferred fees for $16,573,000 to various third parties (see Note 6).

At June 30, 2004, the Company has a direct ownership interest in four CDOs, where its ownership of preferred shares is less than 5% of the CDOs' total debt and equity. In addition, the Company has determined that it does not have the substantive residual risks or substantially all of the residual rewards of the underlying assets and obligations imposed by the underlying debt. Pursuant to the provisions of EITF Issue 90-15, 'Impact of Nonsubstantive Lessors, Residual Value Guarantees, and Other Provisions in Leasing Transactions,' the underlying assets and liabilities related to these transactions are not consolidated with the Company's financial statements. See Note 2 for a discussion of the recently issued FASB Interpretation No. 46 on Variable Interest Entities.

10. RELATED PARTIES

An entity affiliated through common ownership and a related person own 38%, 4.3%, 3.0%, and 5.6%, respectively, of the equity of four CDOs managed by the Company.
                                                                              76

                            Deerfield & Company LLC
                    (An Illinois Limited Liability Company)

             Notes to Consolidated Financial Statements (continued)

10. RELATED PARTIES (CONTINUED)

The Company owns 15.8%, 32%, 27.8%, and 24.9%, respectively, of the equity of four CDOs managed by the Company.

A privately managed investment account managed by the Company owns 33.3% and 38.9%, respectively, of the equity of two CDOs managed by the Company. This managed account is also the Counterparty described in Note 6.

The Company has provided two notes to an employee of the Company for $250,000 each. The interest rate on the notes is equal to the Federal Funds Rate and is calculated monthly. Each year on the employee's anniversary of employment with the Company, 20% of the balance of the note and all accrued interest is forgiven as long as the employee is still employed with the Company. During 2004, approximately $201,000 in principal and interest on the note was forgiven and recorded as compensation expense, and the balance of the notes outstanding as of June 30, 2004, was $0.

(b) PRO FORMA FINANCIAL INFORMATION

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated balance sheet of Triarc Companies, Inc. ('Triarc' and, together with its subsidiaries, the 'Company') as of June 27, 2004 and unaudited pro forma condensed consolidated statements of operations of the Company for the year ended December 28, 2003 and for the six months ended June 27, 2004 have been prepared by adjusting those financial statements, as derived and condensed, as applicable, from (i) the consolidated financial statements of the Company in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2003 (the 'Form 10-K') audited by Deloitte & Touche LLP and (ii) the unaudited condensed consolidated financial statements in Triarc's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2004 (the 'Form 10-Q'), to reflect the acquisition (the 'Deerfield Acquisition') of a 63.6% interest in Deerfield on July 22, 2004 as previously reported in the Original Form 8-K. The consolidated balance sheet of Deerfield as of June 30, 2004 and the consolidated statements of operations of Deerfield for the year ended December 31, 2003 and for the six months ended
June 30, 2004 included in the unaudited pro forma condensed consolidated financial statements have been derived and condensed, as applicable, from (i) the consolidated financial statements of Deerfield for the year ended
December 31, 2003 audited by Ernst & Young LLP and (ii) the unaudited consolidated financial statements of Deerfield for the six months ended
June 30, 2004, both included elsewhere herein. The pro forma adjustments reflecting the allocation of the purchase price of Deerfield on the pro forma condensed consolidated balance sheet and the effect thereof on pro forma adjustments to the pro forma condensed consolidated statements of operations are based on preliminary estimates and are subject to finalization. The pro forma condensed consolidated financial statements have been prepared as if the Deerfield Acquisition had occurred as of June 27, 2004 for the pro forma condensed consolidated balance sheet and as of December 30, 2002 for the pro forma condensed consolidated statements of operations. The pro forma adjustments are described in the accompanying notes to the pro forma condensed consolidated balance sheet and statements of operations, which should be read in conjunction with such statements. The unaudited pro forma condensed consolidated financial statements should also be read in conjunction with (i) the Company's audited consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in the Form 10-K, (ii) the Company's unaudited condensed consolidated financial statements and management's discussion and analysis of financial condition and results of operations contained in the Form 10-Q and (iii) the audited consolidated and unaudited consolidated financial statements of Deerfield for the year ended December 31, 2003 and the six months ended June 30, 2004, respectively, both included elsewhere herein. The unaudited pro forma condensed consolidated financial statements do not purport to be indicative of the actual financial position or results of operations of the Company had the Deerfield Acquisition actually been consummated on June 27, 2004 and December 30, 2002, respectively, or of the future financial position or results of operations of the Company.

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 27, 2004

                                                                                       RECLASSIFICATIONS
                                                                                              AND
                                                                  AS                    ADJUSTMENTS FOR
                                                               REPORTED    DEERFIELD    THE ACQUISITION    PRO FORMA
                                                               --------    ---------    ---------------    ---------
                                                                                  (IN THOUSANDS)
                           ASSETS
Current assets:
    Cash and cash equivalents...............................  $  493,993    $ 3,021      $    (94,782)(a)  $  402,232
    Short-term investments..................................     205,148     17,750                --         222,898
    Receivables.............................................      22,391      9,829               179 (1)      37,430
                                                                                                5,031 (b)
    Inventories.............................................       2,484         --                --           2,484
    Deferred income tax benefit.............................      11,751         --                --          11,751
    Prepaid expenses, restricted cash and other current
      assets................................................       6,934        939              (179)(1)       6,964
                                                                                                 (331)(b)
                                                                                                 (399)(b)
                                                              ----------    -------      ------------      ----------
        Total current assets................................     742,701     31,539           (90,481)        683,759
Investment in Deerfield.....................................          --         --            94,782 (a)          --
                                                                                              (94,782)(b)
Restricted cash equivalents.................................      32,462         --                --          32,462
Investments.................................................      39,160         --                --          39,160
Properties..................................................     102,273        994               (99)(1)     103,168
Goodwill....................................................      64,153         --            57,153 (b)     121,306
Investment management contracts.............................          --         --            27,199 (b)      27,199
Other intangible assets.....................................       7,838         --                99 (1)       9,240
                                                                                                  890 (b)
                                                                                                  413 (b)
Deferred costs and other assets.............................      20,937         --               590 (b)      21,527
                                                              ----------    -------      ------------      ----------
                                                              $1,009,524    $32,533      $     (4,236)     $1,037,821
                                                              ----------    -------      ------------      ----------
                                                              ----------    -------      ------------      ----------
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Notes payable...........................................  $       --    $17,604      $       (211)(b)  $   17,393
    Current portion of long-term debt.......................      36,296         --                --          36,296
    Accounts payable........................................      13,843         --                --          13,843
    Accrued expenses and other current liabilities..........      78,650      5,815             1,772 (b)      86,237
    Current liabilities relating to discontinued
      operations............................................      23,707         --                --          23,707
                                                              ----------    -------      ------------      ----------
        Total current liabilities...........................     152,496     23,419             1,561         177,476
Long-term debt..............................................     465,278         --                --         465,278
Deferred compensation payable to related parties............      30,694         --                --          30,694
Deferred income taxes.......................................      45,048         --                --          45,048
Other liabilities, deferred income and minority interests in
  consolidated subsidiaries.................................      31,305         --             3,317 (b)      34,622
Stockholders' equity:
    Class A common stock....................................       2,955         --                --           2,955
    Class B common stock....................................       5,910         --                --           5,910
    Additional paid-in capital..............................     131,754         --                --         131,754
    Retained earnings.......................................     328,314         --                --         328,314
    Common stock held in treasury...........................    (227,463)        --                --        (227,463)
    Deferred compensation payable in common stock...........      43,553         --                --          43,553
    Accumulated other comprehensive deficit.................        (320)        --                --            (320)
    Deerfield members' equity...............................          --      9,114            (9,114)(b)          --
                                                              ----------    -------      ------------      ----------
        Total stockholders' equity..........................     284,703      9,114            (9,114)        284,703
                                                              ----------    -------      ------------      ----------
                                                              $1,009,524    $32,533      $     (4,236)     $1,037,821
                                                              ----------    -------      ------------      ----------
                                                              ----------    -------      ------------      ----------

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

RECLASSIFICATIONS

(1) To reclassify certain amounts derived from Deerfield's unclassified consolidated balance sheet as of June 30, 2004 to be consistent with the Company's classified condensed consolidated balance sheet presentation.

PRO FORMA ADJUSTMENTS

(a) To reflect the Company's investment in Deerfield of $94,782,000 consisting of the purchase price of $86,532,000 and estimated expenses of $8,250,000, including expenses reimbursed to a seller.
(b) To record the allocation of the purchase price of Deerfield, on a preliminary basis subject to finalization, as follows
        (in thousands):

                                                                      DEBIT
                                                                     (CREDIT)
                                                                     --------
       Eliminate deferred financing costs included in 'Prepaid
         expenses, restricted cash and other current assets'.......  $   (331)
       Record the Company's 63.6% interest in adjustment of
         Deerfield's notes payable to fair value...................       211
       Record the fair value of the Company's 63.6% interest in
         estimated contingent and incentive fees receivable under
         certain of Deerfield's investment management contracts in
         accordance with a preliminary independent appraisal, the
         amounts of which have not yet been recognized by Deerfield under Deerfield's revenue recognition accounting policy
         which is in accordance with accounting principles
         generally accepted in the United States of America and of
         which $5,031 is expected to be collected within one year
         and $590 is expected to be collected after one year.......     5,621
       Eliminate deferred acquisition costs included in 'Prepaid
         expenses, restricted cash and other current assets'.......      (399)
       Record the fair value of the Company's 63.6% interest in
         Deerfield's investment management contracts in accordance
         with a preliminary independent appraisal, consisting of
         $14,946 for contracts to serve as the trading advisor for
         various fixed income and investment funds and private
         investment accounts (the 'Fund Contracts') and $12,253 for contracts to manage the collateral for various
         collateralized debt, loan and bond obligations (the 'CDO
         contracts')...............................................    27,199
       Record the fair value of the Company's 63.6% interest in
         Deerfield's investment management computer software
         systems in accordance with a preliminary independent
         appraisal.................................................       890
       Record the fair value of the Company's 63.6% interest in
         Deerfield's non-compete agreements in accordance with a
         preliminary independent appraisal.........................       413
       Record accrued employee incentive compensation associated
         with the Company's interest in estimated contingent and
         incentive fees receivable referred to above, in accordance
         with an agreement.........................................    (1,772)
       Record the 36.4% of minority interests in the reported
         Deerfield members' equity.................................    (3,317)
       Eliminate the Company's investment in Deerfield.............   (94,782)
       Eliminate the reported Deerfield members' equity............     9,114
       Record the excess of the Company's investment in Deerfield over the Company's interest in the adjusted net assets of
         Deerfield as 'Goodwill'...................................    57,153
                                                                     --------
                                                                     $     --
                                                                     --------
                                                                     --------

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 28, 2003

                                                                                 RECLASSIFICATIONS
                                                                                        AND
                                                             AS                   ADJUSTMENTS FOR
                                                          REPORTED   DEERFIELD    THE ACQUISITION        PRO FORMA
                                                          --------   ---------    ---------------        ---------
                                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
    Net sales...........................................  $201,484    $    --        $     --            $201,484
    Royalties and franchise and related fees............    92,136         --              --              92,136
    Investment management and related fees..............        --     34,938             343 (1)          35,281
                                                          --------    -------        --------            --------
                                                           293,620     34,938             343             328,901
                                                          --------    -------        --------            --------
Costs and expenses:
    Cost of sales, excluding depreciation and
      amortization......................................   151,612         --              --             151,612
    Cost of services, excluding depreciation and
      amortization......................................        --         --           1,627 (1)           2,157
                                                                                          530 (a)
    Advertising and selling.............................    16,115         --              --              16,115
    General and administrative..........................    91,043     23,126           1,176 (1)         116,032
                                                                                       (1,627)(1)
                                                                                        2,314 (a)
    Depreciation and amortization, excluding
      amortization of deferred financing costs..........    14,051        721             (25)(b)          17,794
                                                                                        2,685 (c)
                                                                                          297 (d)
                                                                                           65 (e)
    Goodwill impairment.................................    22,000         --              --              22,000
                                                          --------    -------        --------            --------
                                                           294,821     23,847           7,042             325,710
                                                          --------    -------        --------            --------
        Operating profit (loss).........................    (1,201)    11,091          (6,699)              3,191

Interest expense........................................   (37,225)      (503)            271 (f)         (37,629)
                                                                                         (172)(g)
Insurance expense related to long-term debt.............    (4,177)        --              --              (4,177)
Investment income, net..................................    17,251      1,599          (1,327)(h)          17,523
Gain related to proposed business acquisition not
  consummated...........................................     2,064         --              --               2,064
Gain on sale of business................................     5,834         --              --               5,834
Other income (expense), net.............................     2,881        351            (343)(1)           2,889
                                                                       (1,176)          1,176 (1)
                                                          --------    -------        --------            --------
        Income (loss) from continuing operations before
          income taxes and minority interests...........   (14,573)    11,362          (7,094)            (10,305)
(Provision for) benefit from income taxes...............     1,371       (249)         (2,544)(i)             759
                                                                                        2,181 (j)
Minority interests in (earnings) loss of consolidated
  subsidiaries..........................................       119         --          (4,045)(k)          (2,891)
                                                                                        1,035 (l)
                                                          --------    -------        --------            --------
        Income (loss) from continuing operations........  $(13,083)   $11,113        $(10,467)           $(12,437)
                                                          --------    -------        --------            --------
                                                          --------    -------        --------            --------
Basic and diluted loss from continuing operations per
  share of class A common stock and class B common
  stock.................................................  $   (.22)                                      $   (.21)
                                                          --------                                       --------
                                                          --------                                       --------

                    TRIARC COMPANIES, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 27, 2004

                                                                                 RECLASSIFICATIONS
                                                                                        AND
                                                             AS                   ADJUSTMENTS FOR
                                                          REPORTED   DEERFIELD    THE ACQUISITION        PRO FORMA
                                                          --------   ---------    ---------------        ---------
                                                                  (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
Revenues:
    Net sales...........................................  $ 99,385    $    --        $     --            $ 99,385
    Royalties and franchise and related fees............    47,271         --              --              47,271
    Investment management and related fees..............        --     23,888           2,115 (1)          26,003
                                                          --------    -------        --------            --------
                                                           146,656     23,888           2,115             172,659
                                                          --------    -------        --------            --------
Costs and expenses:
    Cost of sales, excluding depreciation and
      amortization......................................    78,989         --              --              78,989
    Cost of services, excluding depreciation and
      amortization......................................        --         --             950 (1)           1,215
                                                                                          265 (a)
    Advertising and selling.............................     8,796         --              --               8,796
    General and administrative..........................    48,782     13,399             686 (1)          63,652
                                                                                         (950)(1)
                                                                                        1,735 (a)
    Depreciation and amortization, excluding
      amortization of deferred financing costs..........     6,815        231             (20)(b)           8,615
                                                                                        1,409 (c)
                                                                                          148 (d)
                                                                                           32 (e)
                                                          --------    -------        --------            --------
                                                           143,382     13,630           4,255             161,267
                                                          --------    -------        --------            --------
        Operating profit................................     3,274     10,258          (2,140)             11,392

Interest expense........................................   (18,638)      (276)            143 (f)         (18,862)
                                                                                          (91)(g)
Insurance expense related to long-term debt.............    (1,949)        --              --              (1,949)
Investment income, net..................................    11,169      1,532          (1,232)(h)          11,469
Costs related to proposed business acquisition not
  consummated...........................................      (767)        --              --                (767)
Other income (expense), net.............................     1,528      2,184          (2,115)(1)           1,597
                                                                         (686)            686 (1)
                                                          --------    -------        --------            --------
        Income (loss) before income taxes and minority
          interests.....................................    (5,383)    13,012          (4,749)              2,880
(Provision for) benefit from income taxes...............       941       (197)         (2,934)(i)            (742)
                                                                                        1,448 (j)
Minority interests in (earnings) loss of consolidated
  subsidiaries..........................................        10         --          (4,665)(k)          (3,927)
                                                                                          728 (l)
                                                          --------    -------        --------            --------
        Net income (loss)...............................  $ (4,432)   $12,815        $(10,172)           $ (1,789)
                                                          --------    -------        --------            --------
                                                          --------    -------        --------            --------
Basic and diluted net loss per share of class A common
  stock and class B common stock........................  $   (.07)                                      $   (.03)
                                                          --------                                       --------
                                                          --------                                       --------

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                     CONSOLIDATED STATEMENTS OF OPERATIONS

RECLASSIFICATIONS

(1) To reclassify certain amounts derived from Deerfield's consolidated statements of operations for the year ended
        December 31, 2003 and the six months ended June 30, 2004 to be consistent with the Company's condensed consolidated statement of operations presentation.

PRO FORMA ADJUSTMENTS
(a) To record the increase in salaries and bonuses associated with certain Deerfield employment contracts, the entrance into which is directly attributable to the Deerfield
        Acquisition.
(b) To reverse Deerfield's reported amortization of deferred acquisition costs.
(c) To record the amortization of investment management contracts recorded in the Deerfield Acquisition over the estimated remaining life of 15 years for the Fund Contracts and over the remaining respective lives ranging from less than one year to over 27 years for the CDO Contracts.
(d) To record the amortization of investment management computer software systems recorded in the Deerfield Acquisition over their estimated remaining useful life of 3 years.
(e) To record the amortization of non-compete agreements recorded in the Deerfield Acquisition over their respective useful lives ranging from 2 1/2 to 8 years.
(f) To reverse Deerfield's reported amortization of deferred financing costs.
(g) To record the amortization of the fair value adjustment to notes payable recorded in the Deerfield Acquisition over the expected remaining duration of the related notes.
(h) To reverse interest income on the $94,782,000 of cash and cash equivalents used by the Company in the Acquisition, consisting of purchase price and estimated expenses, computed using the Company's average rates on its interest-bearing investments of 1.4% and 2.6% per annum for the year ended December 28, 2003 and the six months ended
        June 27, 2004, respectively.
(i) To reflect Triarc's income tax provision on Deerfield's reported net income, net of minority interests reflected in entry (k) below, at Triarc's incremental income tax rate of 36%.
(j) To reflect the income tax provision on the net effect of the above adjustments, net of the effect of minority interests reflected in entry (l) below, at Triarc's incremental income tax rate of 36%.
(k) To reflect the 36.4% of minority interests in Deerfield's reported net income.
(l)     To reflect the 36.4% of minority interests effect of entry
        (a) above.

(c) EXHIBITS

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.6     Employment Agreement, dated as of June 26, 2004, by and
         among Deerfield & Company LLC, Deerfield Capital Management
         LLC and Gregory H. Sachs, previously filed as exhibit 10.6 to Triarc's Current Report on Form 8-K filed on July 22,
         2004 (SEC file no. 1-2207).

10.7     Supplement, dated as of July 14, 2004, to the Employment
         Agreement, dated as of June 26, 2004, by and among Deerfield
         & Company LLC, Deerfield Capital Management LLC and Gregory
         H. Sachs, previously filed as exhibit 10.7 to Triarc's
         Current Report on Form 8-K filed on July 22, 2004 (SEC file no. 1-2207).

10.8     First Amendment to Purchase Agreement, dated as of July 22,
         2004, by and among Triarc Companies, Inc., Sachs Capital
         Management LLC, Deerfield Partners Fund II LLC, Scott A.
         Roberts, Marvin Shrear and Gregory H. Sachs, previously filed as exhibit 10.8 to Triarc's Current Report on Form 8-K filed on July 22, 2004 (SEC file no. 1-2207).

10.9     First Supplement to Fourth Amended and Restated Operating
         Agreement of Deerfield & Company LLC, dated as of July 22,
         2004, previously filed as exhibit 10.9 to Triarc's Current
         Report on Form 8-K filed on July 22, 2004 (SEC file no. 1-2207).

10.10    Second Supplement to Fourth Amended and Restated Operating
         Agreement of Deerfield & Company LLC, dated as of August 16,
         2004.

10.11    Third Supplement to Fourth Amended and Restated Operating
         Agreement of Deerfield & Company LLC, dated as of August 20,
         2004.

23.1     Consent of Independent Registered Public Accounting Firm.

99.1     Press release dated July 22, 2004, previously filed as
         exhibit 99.1 to Triarc's Current Report on Form 8-K filed on
         July 22, 2004 (SEC file no. 1-2207).

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            TRIARC COMPANIES, INC.
                                            (Registrant)

Date:   October 5, 2004                     By: /s/ Francis T. McCarron
                                               ----------------------------
                                               Francis T. McCarron
                                               Senior Vice President and
                                               Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT
  NO.                            DESCRIPTION
-------                          -----------
10.6     Employment Agreement, dated as of June 26, 2004, by and
         among Deerfield & Company LLC, Deerfield Capital Management
         LLC and Gregory H. Sachs, previously filed as exhibit 10.6 to Triarc's Current Report on Form 8-K filed on July 22,
         2004 (SEC file no. 1-2207).

10.7     Supplement, dated as of July 14, 2004, to the Employment
         Agreement, dated as of June 26, 2004, by and among Deerfield
         & Company LLC, Deerfield Capital Management LLC and Gregory
         H. Sachs, previously filed as exhibit 10.7 to Triarc's
         Current Report on Form 8-K filed on July 22, 2004 (SEC file no. 1-2207).

10.8     First Amendment to Purchase Agreement, dated as of July 22,
         2004, by and among Triarc Companies, Inc., Sachs Capital
         Management LLC, Deerfield Partners Fund II LLC, Scott A.
         Roberts, Marvin Shrear and Gregory H. Sachs, previously filed as exhibit 10.8 to Triarc's Current Report on Form 8-K filed on July 22, 2004 (SEC file no. 1-2207).

10.9     First Supplement to Fourth Amended and Restated Operating
         Agreement of Deerfield & Company LLC, dated as of July 22,
         2004, previously filed as exhibit 10.9 to Triarc's Current
         Report on Form 8-K filed on July 22, 2004 (SEC file no. 1-2207).

10.10    Second Supplement to Fourth Amended and Restated Operating
         Agreement of Deerfield & Company LLC, dated as of August 16,
         2004.

10.11    Third Supplement to Fourth Amended and Restated Operating
         Agreement of Deerfield & Company LLC, dated as of August 20,
         2004.

23.1     Consent of Independent Registered Public Accounting Firm.

99.1     Press release dated July 22, 2004, previously filed as
         exhibit 99.1 to Triarc's Current Report on Form 8-K filed on
         July 22, 2004 (SEC file no. 1-2207).